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SUBSCRIPTION AND PROPERTY OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 31st day of May, 1999,

BETWEEN:

Tan Range Exploration Corporation, an Alberta company having an office at Suite 1730 - 355 Burrard Street, Vancouver, British Columbia, V6C 2G8

(hereinafter referred to as the "Issuer")

AND:

Barrick Gold Corporation, an Ontario corporation having an office at Royal Bank Plaza, South Tower, Suite 2700, 200 Bay Street, Toronto, Ontario, M5J 2J3

(hereinafter referred to as the "Subscriber")

WHEREAS:

A.

The Common Shares of the Issuer are listed on the Alberta Stock Exchange and the Issuer is subject to the regulatory jurisdiction of the Alberta Stock Exchange, the Alberta Securities Commission and the British Columbia Securities Commission; and

B.

The Subscriber wishes to subscribe for and take up and pay for Common Shares of the Issuer and the Issuer wishes to grant the Subscriber certain rights, all in accordance with and on the terms and subject to the conditions in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

Definitions

1.

In this Agreement:

(a)

"Agreement" means this agreement between the Issuer and the Subscriber;

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(b)

"ASE" means the Alberta Stock Exchange;

(c)

AClosings@ means the transactions of payment and delivery described in Sections 5 and 6, below;

(d)

"Commissions" mean the Alberta Securities Commission and the British Columbia Securities Commission;

(e)

"Common Shares" means the common voting shares in the capital of the Issuer, as such capital is presently constituted;

(f)

"Corporations Act" means the Alberta Corporations Act, as amended;

(g)

"Effective Date" means the date first above stated;

(h)

AFirst Closing" means the making of the payments and deliveries contemplated in Section 6(a) of this Agreement;

(i)

AIssuer=s Subsidiaries@ means Itetemia Mining Company Limited, Tancan Mining Company Limited and Dia-Consult Limited, the ownership of which is more particularly described in Schedule AB@ hereto;

(j)

AJoint Venture Agreement@ means a joint venture agreement substantially in the form of the joint venture agreement attached hereto as Schedule "D";

(k)

AProperty@ means the Itetemia Property, comprised of certain Prospecting Licences held by the Issuer=s Subsidiaries over certain areas of land situate in Tanzania, East Africa, as more particularly described in Schedule AB@ hereto and having the coordinates and shapes depicted in Schedule AC@ hereto, and includes all licences, mineral rights, titles, powers and privileges appurtenant thereto and flowing therefrom, including all such licences, mineral rights, permissions, titles, powers, privileges and additional entitlements of whatsoever nature issued in furtherance thereof or in substitution therefor, whether as a result of changes to the laws of Tanzania or by virtue of the exercise of statutory rights by the holder thereof or as a result of the exercise by officials of any powers to enhance or augment the same or to create rights or entitlements to augment or expand the same;

(l)

ASecond Closing@ means the making of the payments and deliveries contemplated in 6(b) of this Agreement;

(m)

"Securities" means the Subscribed Shares, the Warrants and the Warrant Shares;

(n)

"Securities Act" means the Alberta Securities Act, as amended;

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(o)

ASubscribed Shares@ means the Common Shares for which, pursuant to Section 4, below, the Subscriber is agreeing to buy and the Issuer is agreeing to issue at the Closings;

(p)

AThird Closing@ means the making of the payments and deliveries contemplated in 6(c) of this Agreement;

(q)

"Warrant Shares" means the Common Shares which are issuable upon any exercise of the Warrants; and

(r)

"Warrants" means the 740,741 non-transferable share purchase warrants to be issued and delivered to the Subscriber at the First Closing and having the features described in Sections 2 and 3, below;

Warrants

2.

The Warrants will be non-transferable and each whole Warrant will entitle the Subscriber to purchase one additional Common Share at a price of $1.35 per Warrant Share at any time up to and including the close of business in Vancouver, British Columbia, on April 30, 2001, provided that on April 30, 2001, at the close of business in Vancouver, British Columbia, the Warrants will expire and be of no further force and effect.

3.

The Warrants shall be evidenced in one or more certificates substantially in the form attached as Schedule "A" hereto and will have terms and conditions as set out in such certificates.

Subscription for Subscribed Shares and Warrants

4.

On the terms and subject to the conditions set out in this Agreement, the Subscriber hereby subscribes for the Subscribed Shares and Warrants and the Issuer agrees to issue the Subscribed Shares and Warrants at the Closings against receipt of payments for the same, in the amounts and at the prices set out in Section 6, below .

Closings

5.

The Closings shall each take place at the offices of the Issuer as set out above on that date which is:

(a)

in the case of the First Closing, two business days following the date final approval is received by the Issuer from the ASE with respect to the private placement herein contemplated;

(b)

in the case of the Second Closing, the later of April 30, 2000, and the date which is

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two business days following the date all of the conditions in Section 9(a)(v), below are waived or satisfied.

(c)

in the case of the Third Closing, the later of October 31, 2000 and the date which is two business days following the date all of the conditions in Section 9(a)(vi), below are waived or satisfied.

Deliveries at the Closings

6.

At:

(a)

the First Closing:

(i)

the Subscriber will deliver to the Issuer a bank draft or certified cheque for $999,999.70, being payment of $0.70 per Common Share for 1,428,571 of the Subscribed Shares; and

(ii)

the Issuer will deliver to the Subscriber one or more certificates representing 1,428,571 of the Subscribed Shares, registered in the name of, or as otherwise directed by, the Subscriber, and in further consideration of the completion of the First Closing, the Issuer will deliver the Warrants;

(b)

the Second Closing:

(i)

the Subscriber will deliver to the Issuer a bank draft or certified cheque for $1,000,000.35, being payment of $0.85 per Common Share for 1,176,471 of the Subscribed Shares; and

(ii)

the Issuer will deliver to the Subscriber one or more certificates representing 1,176,471 of the Subscribed Shares, registered in the name of, or as otherwise directed by, the Subscriber; and

(c)

the Third Closing:

(i)

the Subscriber will deliver to the Issuer a bank draft or certified cheque for $1,000,000. being payment of $1.00 per Common Share for 1,000,000 of the Subscribed Shares; and

(ii)

the Issuer will deliver to the Subscriber one or more certificates representing 1,000,000 of the Subscribed Shares, registered in the name of, or as otherwise directed by, the Subscriber;

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Warranties, Representations and Covenants of the Issuer

7.

The Issuer warrants and represents to, and covenants with, the Subscriber that, except as set out expressly in any specific Subsection below, as of the Effective Date and as of the date of each of the First Closing  the Second Closing and the Third Closing:

(a)

the Issuer is a valid and subsisting corporation duly incorporated and organized and in good standing under the laws of Alberta, with full corporate power and authority to make this Agreement and to carry out the transactions herein contemplated, and each of the Issuer's Subsidiaries is a valid and subsisting corporation duly incorporated and organized and in good standing under the laws of Tanzania, beneficially wholly owned by the Issuer, except in the case of Itetemia Mining Company Limited which is held as to 10% by State Mining Corporation (AStamico@), and as to 90% by the Issuer=s wholly owned subsidiary, Tancan Mining Company Limited, which is subject to a joint venture agreement in writing dated the 12th day of July, 1994, between Tancan Mining Company Limited and Stamico, (the AStamico Agreement@), by which Stamico may, in certain events, increase its shareholding in Itetemia Mining Company Limited to 30%;

(b)

the authorized capital of the Issuer is unlimited, of which 36,609,418 are issued and outstanding as of the Effective Date; various agreements exist for the issue of up to 4,341,639 Common Shares pursuant to options and share purchase warrants outstanding as of the Effective Date and a further agreement exists by which Newmont Mining Company Limited may purchase up to 10% of the Issuer under certain circumstances (collectively, the AShare Agreements@); there are no other outstanding agreements or rights, warrants, or options to acquire, or instruments convertible or exchangeable into Common Shares; at the time of each of the First Closing, the Second Closing and the Third Closing, no Common Shares will be outstanding except those outstanding as at the Effective Date or Common Shares which have been issued under the Share Agreements or which have been issued as contemplated in Section 16 below; and the Issuer has, or at the time of each of the First Closing, the Second Closing and the Third Closing will have, as the case may be, reserved or set aside sufficient Common Shares in the treasury of the Issuer to enable it to issue the Subscribed Shares and, upon exercise of the Warrants in accordance with their terms, the Warrant Shares, to the Subscriber;

(c)

each of the Issuer and the Issuer's Subsidiaries is the beneficial owner of its properties, business and assets or the interests in the properties, business and assets, as referred to in the quarterly report of the Issuer most recently filed with the Commission and the ASE (the "Latest Disclosure Document") or referred to in the  Latest Financial Statements, (as defined below), including without limitation, the property, business and assets comprised in the Property, the beneficial interests to which are held as described in Schedule AB@; all agreements pursuant to which the Issuer or the Issuer=s Subsidiaries holds any such interest in property, business or assets, including without limitation, the property, business and assets comprised in

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            the Property, are in good standing according to their terms; and the properties comprising the Property are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated and are in full compliance with all applicable laws, including, without limitation, environmental laws;

(d)

the latest audited financial statements of the Issuer and the latest unaudited financial statements of the Issuer filed with the Commission, each on a consolidated basis, (collectively, the "Latest Financial Statements"), accurately reflect the financial position of the Issuer and its subsidiaries (including the Issuer=s Subsidiaries) on a consolidated basis as at the dates to which they are made up, and no material changes in the financial position of the Issuer and its said subsidiaries have taken place since the date of the latest Financial Statements save in the ordinary course of the Issuer's business or that of its said subsidiaries, other than material changes disclosed in Material Change Reports and news releases filed with the ASE since such date (the "Releases");

(e)

the Latest Disclosure Document and the Latest Financial Statements, together with the Releases constitute full true and plain disclosure of the affairs, business operations, assets and ownership of the Issuer and its said subsidiaries and there are no undisclosed facts material to the Issuer or its said subsidiaries or their respective affairs, assets, business operations and ownership;

(f)

the Issuer has fully complied with or will fully comply with all legal requirements to permit the offering and sale of the Securities, including, without limitation, applicable securities laws in the jurisdictions in which the same are sold;

(g)

the allotment, issuance and sale of the Subscribed Shares and the conditional allotment of the Warrant Shares and the issuance in due course of the Warrant Shares upon exercise of the Warrants in accordance with their terms by the Issuer upon exercise of the Warrants in accordance with their terms does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions, or provisions of the Articles or Memorandum of the Issuer or any agreement or instrument to which the Issuer is a party or by which its assets, or those of the Issuer=s Subsidiaries are affected, nor will any of the transactions contemplated herein constitute a breach or give rise to any rights or accelerate any obligations under such Memorandum and Articles or under or in connection with any agreement or instrument, including, without limitation, any management or employment contract to which the Issuer or any of the Issuer=s Subsidiaries is party or any agreement or licence under which the Issuer's assets or those of the Issuer=s Subsidiaries, including without limitation, those comprised in the Property,  are held or by which such assets are affected nor will such events give rise to any suspension or termination of, or other change in, any such interest;

(h)

there are no shareholder rights, and there are no agreements, obligations or other rights of any nature, in favour of any person which would confer upon any person any right of first refusal, preemption or any other right of any nature whatsoever in respect of any issue of Common Shares under or pursuant to this Agreement or,

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            except  as contemplated in this Agreement,  in respect of any other issue of securities of the Issuer;

(i)

the Issuer is not a party to any action, suit or proceeding which is material to the Issuer and neither is any of the Issuer=s Subsidiaries, and there are no such actions, suits or proceedings of which the Issuer is, or ought to be, aware, pending or threatened, other than as have been publicly disclosed;

(j)

no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued against the Issuer or its directors, officers or promoters and no investigations or proceedings of which the Issuer is, or ought to be, aware, are pending or threatened;

(k)

this Agreement has been, or on or before First Closing will be, duly authorized by all necessary corporate action on the part of the Issuer and now constitutes, or will, before the First Closing, constitute, a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms;

(l)

the Issuer is a "reporting issuer" in Alberta, and the Common Shares are listed and posted for trading on the ASE;

(m)

the Subscribed Shares and Warrant Shares for which certificates will be delivered to the Subscriber hereunder will, at the time of such delivery, be duly allotted, validly issued, fully paid and non-assessable and be free of all liens, charges and encumbrances;

(n)

at each of the First Closing, the Second Closing and the Third Closing, and at each issuance and delivery of Warrant Shares, every consent, approval, authorization, order or agreement from or with the ASE that is required for the issuance and delivery of the same to be valid will have been obtained and will be in effect; and

(o)

the Issuer has complied, or will have complied, in all material respects, with the requirements of the Securities Act, the Corporations Act and the regulations and rules made under such Acts.

Warranties, Representations and Covenants of the Subscriber

8.

The Subscriber warrants and represents to, and covenants with, the Issuer that, as of the Effective Date and as of the date of each of the First Closing, the Second Closing and the Third Closing:

(a)

the Subscriber is a valid and subsisting corporation duly incorporated and organized and in good standing under the laws of the Ontario, with full corporate power and authority to make this Agreement and to carry out the transactions herein contemplated;

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(b)

the Subscriber has fully complied with or will fully comply with all legal requirements to permit the subscription by it for and the purchase by it of the Subscribed Shares and Warrants hereunder and, as the case may be, any Warrant Shares upon exercise of the Warrants;

(c)

the subscription for and the purchase of the Subscribed Shares and the Warrants, and each exercise of the Warrants by the Subscriber does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions, or provisions of the constating documents of the Subscriber or any agreement or instrument to which the Subscriber is a party or by which its assets are affected;

(d)

this Agreement has been, or on or before the First Closing will be, duly authorized by all necessary corporate action on the part of the Subscriber and constitutes a valid obligation of the Subscriber, legally binding upon it and enforceable in accordance with its terms;

(e)

the Subscriber is aware that no prospectus or offering memorandum has been prepared or filed by the Issuer with any securities commission or similar authority in connection with the sale of the Securities contemplated hereby as such sale is exempted from the prospectus requirements of the Securities Act and the regulations thereunder, and that as a result:

(i)

the Subscriber is restricted from using most of the civil remedies available under applicable securities legislation;

(ii)

the Subscriber may not receive information that would otherwise be required to be provided under applicable securities legislation; and

(iii)

the Issuer is relieved from certain obligations that would otherwise apply under applicable securities legislation;

(f)

the Subscriber is entering into this Agreement, and will acquire the Securities, as principal, for investment only and not with a view to resale or distribution, and no other person, corporation, firm or other organization has a beneficial interest in the said Securities;

(g)

the Subscriber is not a syndicate, partnership or other form of unincorporated entity or organization created solely to permit the purchase of the Securities (or other similar purchases) by a group of individuals whose individual share in the aggregate acquisition cost of the Securities is less than $150,000;

(h)

the Subscriber has no knowledge of a "material fact" or "material change", as those terms are defined in the Securities Act in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction and

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            those contemplated in the conditions below;

(i)

the Subscriber is not purchasing the Securities as a result of an advertisement of the Securities, including an advertisement in printed media of general and regular paid circulation, radio or television;

(j)

no person has made to the Subscriber any written or oral representations:

(i)

that any person will resell or repurchase the Subscribed Shares, Warrants and Warrant Shares issued hereunder;

(ii)

that any person will refund the purchase price of the Securities; or

(iii)

as to the future price or value of the Subscribed Shares or Warrant Shares issued hereunder;

(k)

the Subscriber is, for purposes of securities and tax laws, resident at the address set forth above;

(l)

the Securities to be acquired by the Subscriber will be subject to certain resale restrictions under the Securities Act and the regulations thereunder and the rules of the ASE, including a requirement that the Subscriber hold the Securities for a specified hold period, and it will not be possible for the Subscriber to liquidate the Subscriber's investment readily in case of any emergency and, therefore, the Subscriber may be required to bear the economic risk of the investment for an indefinite period of time;

(m)

in addition to being subject to resale restrictions under the laws of Alberta, the resale by the Subscriber of the Securities may be subject to resale restrictions imposed under the laws of jurisdictions other than Alberta, including, without limitation, the laws of Ontario, the laws of the other Provinces of Canada and the laws of the United States of America;

(n)

the Subscriber is sufficiently sophisticated and has made itself sufficiently well-informed so as to be able to assess the investment risk of the purchase hereunder;

(o)

the Subscriber has adequate access to the public records as to the Issuer's business affairs;

(p)

no information furnished by the Issuer constitutes investment, accounting, legal or tax advice, and the Subscriber is not in any way relying on the Issuer for such advice;

(q)

in making a decision to purchase the Securities the Subscriber has relied or will rely solely upon the Subscriber's own independent investigation and upon advice from such professionals as may be engaged by the Subscriber, and the Subscriber acknowledges that the Securities are speculative investments which involve a

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            substantial degree of risk;

(r)

the Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Securities, or any part thereof, or any interest therein, and the Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(s)

the Subscriber will indemnify and hold the Issuer and its representatives harmless from, any and all loss, liability, cost, damage or expense (including attorney's fees and expenses) arising out of, in connection with or resulting from the sale or distribution of any Securities by the Subscriber in violation of any applicable law, rule or regulation;

(t)

the Subscriber is aware that no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities;

(u)

the Subscriber is aware that the Issuer will rely on the representations and warranties made herein in completing the sale of the Securities to the Subscriber and the Subscriber agrees to promptly notify the Issuer of any material change in any representation or warranty made by the Subscriber up to the completion of the purchase and sale of the Securities; and

(v)

the Subscriber is not a Acontrol person@ as defined in the Securities Act and the Subscriber will not become a Acontrol person@ as a result of the purchase of the Securities.

Conditions

9.

The completion of each of the transactions contemplated in Section 6 of this Agreement is subject to satisfaction or waiver of the following conditions precedent, namely, that:

(a)

as conditions for the sole benefit of the Subscriber, which the Subscriber may waive in whole or in part at any time and from time to time:

(i)

at the time of each of the First Closing, the Second Closing and the Third Closing, all of the warranties and representations made by the Issuer shall be true in all material respects and the Issuer shall have performed up to that time substantially in accordance with its covenants herein;

(ii)

prior to each of the First Closing, the Second Closing and the Third Closing, the Subscriber and its advisors and agents shall have been afforded full and unlimited access, at their own expense, to the documents and records of the Issuer and the Issuer's Subsidiaries, and at their own risk and expense to the properties held by the Issuer and the Issuer's Subsidiaries;

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(iii)

prior to the First Closing, the Issuer shall have obtained consent in writing to this Agreement from the Government of Tanzania and from Stamico (as hereinafter defined) and from RSR Tanzania Limited, such consents to be in form reasonably acceptable to the Subscriber;

(iv)

prior to the First Closing, the Issuer shall have caused its Subsidiaries to covenant with the Subscriber to be bound to the Subscriber to do all acts and things necessary or desirable on the part of the Issuer=s Subsidiaries to give effect to the transactions herein contemplated and to assure to the Subscriber  the full enjoyment and perfection of all benefits contemplated to accrue to the Subscriber under and in accordance with this Agreement;

(v)

prior to the Second Closing, the Issuer shall have delivered to the Subscriber a report setting out in reasonable detail the results of the programs of exploration conducted on the Property pursuant to Section 15, below, using not less than 80% of the money delivered by the Subscriber at the First Closing, and such results shall be in substance acceptable to the  Subscriber in its absolute discretion;

(vi)

prior to the Third Closing, the Issuer shall have delivered to the Subscriber a report setting out in reasonable detail the results of the programs of exploration conducted on the Property pursuant to Section 15, below, using not less than 80% of the money delivered by the Subscriber at the Second Closing, and such results shall be in substance acceptable to the  Subscriber in its absolute discretion;

(b)

as a condition for the sole benefit of the Issuer, which the Issuer may waive in whole or in part at any time and from time to time at the time of each of the First Closing, the Second Closing and the Third Closing, all of the warranties and representations made by the Subscriber shall be true in all material respects and the Subscriber shall have performed up to that time substantially in accordance with its covenants herein.

Regulatory Approval

10.

This Agreement is subject to receipt of acceptance from the ASE and if such acceptance is not obtained by November 30, 1999, or such later date as the Parties may agree in writing, this Agreement shall be null and void and of no further force and effect.

Termination

11.

Notwithstanding anything herein contained:

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(a)

the Subscriber may terminate this Agreement by notice in writing to the Issuer at any time before the parties are required to deliver the Joint Venture Agreement if:

(i)

a material adverse change in the affairs of the Issuer occurs;

(ii)

there is an event, accident, creation of a law or regulation or any other occurrence which materially and adversely affects financial markets generally, or the business of the Issuer or the Issuer's Subsidiaries, or the ability of the Issuer to perform its obligations under this Agreement;

(iii)

an order to cease trading in the securities of the Issuer is made by a competent regulatory authority and such order is in effect;

(iv)

the Issuer is in breach of any provision of this Agreement and such breach is not remedied within 60 days of notice from the Subscriber specifying the breach and requiring the Issuer to remedy the same within such 60 days;

(v)

any material warranty or representation herein on the part of the Issuer is false or becomes false;

(vi)

the Subscriber gives notice that the title to Property or any part thereof held by the Issuer or the Issuer's Subsidiaries is not, or is no longer, acceptable to the Subscriber,  and the defects specified in the notice are not cured within 60 days of that notice; or

(vii)

any condition in this Agreement has not been satisfied within 60 days of a notice from the Subscriber specifying such condition and requiring the Issuer to satisfy such condition within such 60 days;

and:

(b)

 the Issuer may terminate this Agreement by notice in writing to the Subscriber at any time before the parties are required to deliver the Joint Venture Agreement if:

(i)

the Subscriber is in breach of any provision of this Agreement and such breach is not remedied within 60 days of notice from the Issuer specifying the breach and requiring the Subscriber to remedy the same within such 30 days;

(ii)

any material warranty or representation herein on the part of the Subscriber is false or becomes false; or

(iii)

the Subscriber fails to exercise the Warrants before the expiry date;

and effective upon any such termination, the obligations of the parties hereunder shall be at an end,

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except as otherwise specifically set out in this Agreement, provided that any cause of action for breach of this Agreement prior to such termination and any obligation or liability of a party accruing due prior to the termination shall survive such termination.

Pending the Closings

12.

Forthwith hereafter and prior to each of the First Closing, the Second Closing and the Third Closing, each party shall do all reasonable acts and things necessary or desirable to give effect to the subscriptions in this Agreement and to the transactions herein contemplated to take place at the Closings, and without limitation to the generality of the foregoing:

(a)

the Issuer will:

(i)

subject to existing confidentiality agreements by which the Issuer is bound, co-operate fully with the Subscriber in the conduct of reviews of the Issuer's corporate records, and the Property and all records related thereto;

(ii)

not do, or fail to do, any act or thing if the act or failure would have the result that a representation or warranty herein is or becomes untrue in any material respect;

(iii)

not enter into any contract or incur any debts which affect the Property or in any way diminish the Issuer=s direct or indirect beneficial interest therein, unless the Subscriber has given prior consent in writing, nor shall the Issuer permit the Issuer's Subsidiaries do so;

(iv)

promptly provide all documents and assurances as required to obtain any and all necessary or desirable regulatory approvals to the transactions herein contemplated;

(b)

the Subscriber will provide all documents and assurances as required to obtain any and all necessary or desirable regulatory approvals to and perfect and facilitate the transactions herein contemplated.

Hold Period and Resale Restrictions

13.

The Subscriber hereby acknowledges and agrees that:

(a)

the Subscriber will not resell any of the Securities prior to the first anniversary of the First Closing;

(b)

the Securities will be subject to resale restrictions imposed under the rules of regulatory bodies having jurisdiction including, without limiting the generality of the

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            foregoing, a requirement that the Securities not be traded in Alberta for a period of 12 months from the execution of this Agreement; and

(c)

a legend will be placed on the certificates representing the Securities to the effect that the Securities represented by the certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation;

and the provisions of this Section shall survive any termination of this Agreement.

Subscriber's Continuing Covenant Regarding Resales

14.

The Subscriber covenants that upon each resale by the Subscriber of the Subscribed Shares and Warrant Shares issued hereunder, the Subscriber will effect such resale only in accordance with all applicable laws, and the provisions of this Section shall survive any termination of this Agreement.

15.  Use of Proceeds

The Issuer covenants that it will expend not less than 80% of the money:

(a)

delivered by the Subscriber at the First Closing within six (6) months of the First Closing,

(b)

delivered by the Subscriber at the Second Closing within six (6) months of the Second Closing,

(c)

delivered by the Subscriber at the Third Closing within six (6) months of the Third Closing,

(d)

delivered by the Subscriber upon exercise of the Warrants within six (6) months of the exercise of the Warrants,

solely on programs of exploration and or development on the Property which programs shall have been approved in advance in writing by the Subscriber, such approval not to be unreasonably withheld, provided that any amounts expended by the Issuer on exploration of the Property since May 31, 1999, up to a maximum of US$60,000 in aggregate, shall be credited towards the obligations of the Issuer under this Subsection.

Subscriber=s Ongoing Pro Rata Rights to Participate in Issues of Securities

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16.

While this Agreement is in force, and from time to time thereafter (notwithstanding any termination of this Agreement), as long as the Subscriber is the beneficial owner of at least 10% of the outstanding Common Shares or securities into which such have been converted as a result of any reorganization of the Issuer=s authorized or issued capital or as a result of any exchange of the Common Shares in an amalgamation or arrangement, the Subscriber shall be entitled to participate pro rata in any issue or sale of further securities by the Issuer, as follows:

(a)

the Issuer shall notify the Subscriber in writing of any such proposed issue of securities, setting out the number of securities to be offered and the price in cash at which the securities will be offered;

(b)

for ten days following such notice, the Subscriber shall have the right but not the obligation to subscribe for and take up a pro rata share of the securities offered, at the price in the notice, and the subscription shall otherwise be on the terms set out in the notice,

(c)

the Subscriber=s pro rata entitlement at any time shall be proportional to the Subscriber=s percentage holding at that time in the outstanding Common Shares or securities into which such have been converted as a result of any reorganization of the Issuer=s authorized or issued capital or as a result of any exchange of the Common Shares in an amalgamation or arrangement;

provided that nothing in this Agreement shall require the Issuer to offer the Subscriber any pro rata rights in respect of:

(i)

incentive options issued to directors, officers, employees or consultants of the Issuer within the rules of and as approved by a Canadian stock exchange;

(ii)

any issue of securities in consideration of mineral properties or services or in consideration of the takeover of another company if that issue of securities has been approved by a Canadian stock exchange.

Subscriber's Right to Directly Fund Exploration and Development of Property

17.

From the time of completion of the First Closing and while this Agreement is in force, up until the fourth anniversary of the later of the Third Closing and the date upon which the Warrants are exercised, but in any event, before a decision has been made by the Subscriber to place the Property into Commercial Production, as contemplated in Section 19, below, the Subscriber shall be entitled, at its sole cost and expense, to:

(a)

provide funding to the Issuer to conduct such additional exploration and development work on the Property as the Subscriber shall designate in advance in writing, and if it does so, not less than 90% of such money shall expended, as soon as reasonably

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            practicable after it has been advanced to the Issuer, directly and solely on the programs of exploration and or development as so designated;

(b)

conduct itself, at its sole risk and expense, such additional programs of exploration and development, including, without limitation, programs to complete such reports,  Preliminary Feasibility Studies and Final Feasibility Studies, as the Subscriber may in its sole discretion determine to be necessary or desirable to enable it to make decisions regarding its rights hereunder, and if it does so, the programs then being undertaken by the Issuer shall be suspended and the Subscriber shall have full access to and quiet possession of the areas comprised in the Property for so long as the Subscriber=s programs are under way, provided that the representatives of the Issuer shall be permitted full and unrestricted access to the Property and to all information, samples and interpretive work deriving from such programs from time to time both during and after such programs, and the Subscriber shall deliver reports in reasonable detail of the results of each such program to the Issuer and shall promptly provide explanations and elaboration with respect to such results, information, samples and interpretive work and with respect to each such report, as may be reasonably requested from time to time by the Issuer, and, in any event, such reports shall be delivered at the end of each calendar quarter in which any such work is undertaken or in which results from such work become available, and the Subscriber shall, upon any termination of this Agreement, deliver all samples, reports, assays, information, interpretive data and studies regarding or arising from these programs to the Issuer.

Subscriber's Rights of Information and Access

18.

At all times while this Agreement is in force, the Issuer will afford the Subscriber full access to the results of each and every program of exploration and development on the Property on an ongoing basis and, at the risk and expense of the Subscriber, the representatives of the Subscriber shall be permitted full and unrestricted access to the Property and to all information, samples and interpretive work deriving from such programs from time to time both during and after such programs, and the Issuer shall deliver reports in reasonable detail of the results of each such program to the Subscriber and shall promptly provide explanations and elaboration with respect to such results, information, samples and interpretive work and with respect to each such report, as may be reasonably requested from time to time by the Subscriber, and, in any event, such reports shall be delivered at the end of each calendar quarter in which any such work is undertaken or in which results from such work become available.

Subscriber's Right to Earn Interest in the Property

19.

At any time commencing on the date (the AOperative Date@) of the last to occur of the Third Closing and the exercise, if any, of the Warrants, and ending on the fourth anniversary of the Operative Date, provided that this Agreement remains in force, the Subscriber shall be entitled to deliver a notice to the Issuer and the Issuer=s Subsidiaries that the Subscriber has decided to place the Property into Production and is prepared to provide financing according to the provisions set out

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in Section 20 of this Agreement, together with a report, containing such information as the Subscriber, acting reasonably, considers adequate to justify a decision by the Subscriber=s board of directors to place the Property into Production and describing in reasonable detail the basis upon which the Subscriber has decided to do so, if the Subscriber delivers such notice and report, the Subscriber shall thereupon become entitled to a 60% undivided beneficial interest in and to the Property, (or, in certain events, as described in Section 21 of this Agreement, up to a 70% undivided beneficial interest) and the Issuer shall forthwith cause the Issuer=s Subsidiaries to transfer the entire legal registered title to the Property to the Subscriber=s nominee which shall be a Tanzanian company controlled by the Subscriber (herein called the ANominee@) together with a 60% (or 70%, as the case may be) undivided beneficial interest to the Nominee, and to transfer the remaining beneficial interests in the Property to one of the Issuer=s Subsidiaries (the ADesignated Subsidiary@), all to be held pursuant to and subject to the terms of the Joint Venture Agreement, whereupon:

(a)

the Subscriber and the Issuer, respectively, will cause the Nominee and the Designated Subsidiary, respectively, to enter into the Joint Venture Agreement as soon as practicable after the Subscriber delivers its said notice, and the parties shall, and shall cause their Affiliates to, complete and deliver all necessary filings, title transfers and notices thereof as may be necessary or desirable to give effect to the same;

(b)

 the Nominee shall be the initial Operator;

(c)

the initial Participating Interest of the Nominee shall be:

(i)

60%, plus

(ii)

an additional 10% interest if the Subscriber has acquired in their entirety from Stamico the Itetemia Mining Company Limited shares and the interests in the Stamico Agreement held by Stamico and has gifted such shares to the Issuer and has terminated the Stamico Agreement (including termination of  any and all rights of Stamico to royalties from, and all other rights of Stamico in respect of, the Property), as contemplated in Section 21 of this Agreement, provided that if the Subscriber has not acquired all or any part of such shares and interests, then notwithstanding any other provision of  this Agreement or anything in the Joint Venture Agreement, the Issuer and the Designated Subsidiary shall jointly and severally indemnify the Subscriber and the Nominee against and shall jointly and severally hold the Subscriber and the Nominee harmless from any and all amounts, claims, debts, dues, payments, liabilities and obligations whatsoever due to Stamico in respect of or related to the said shares or interests, and the aggregate initial Participating Interest of the Designated Subsidiary shall be the balance, (less any interest which is held by Stamico, if any, at the time the Joint Venture Agreement is completed if the Subscriber has not acquired, gifted and terminated or amended the said Stamico interests), and the Joint Venture Agreement shall be completed to reflect such initial Participating Interests;

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(d)

from and after the notice, the Nominee and the Designated Subsidiary shall hold their said Participating Interests in the Property, and each shall be responsible for its share, according to its Participating Interest, of all Expenditures and all costs of placing the Property into Production, and, in due course, for its Cost Share, as set out in the Joint Venture Agreement;

(e)

the Nominee may, in its absolute discretion, determine when and how the Property is to be placed into Production, provided that, if Production has not commenced at a rate of not less than 100,000 ounces of gold per annum by the date (the AProduction Deadline@) which is:

(i)

within 12 months of the notice, if the Subscriber has determined to effect Production by processing ore from the Property pursuant to a custom milling contract through processing facilities at the Subscriber=s beneficially held Bulyanhulu property; or

(ii)

within 18 months of the notice, if the Subscriber has determined to effect Production by processing ore from the Property in stand-alone Facilities;

then the Subscriber shall be obligated to make the following payments to the Issuer while the Joint Venture continues in force and until Production has commenced at such rate:

First anniversary of the Production Deadline:                              US$   500,000

Second anniversary of the Production Deadline:                          US$   750,000

Third anniversary of the Production Deadline:                             US$1,000,000

Each subsequent anniversary of the Production Deadline:           US$1,200,000

and the payments, if any, due on the sixth and subsequent such anniversaries shall be adjusted for inflation for the periods following such fifth anniversary with reference to the United States Industrial Goods Producer Price Index as reported from time to time in the publication International Financial Statistics of the International Monetary Fund;

(f)

notwithstanding anything in this Agreement or in the Joint Venture Agreement, while the Nominee is a Participant, the Nominee shall be solely responsible for all payments due or accruing due from time to time to the Government of Tanzania on account of the statutory 3% net smelter return provided in the Income Tax Act, 1973, of Tanzania, as amended, and payments to the Government on account of such net smelter return shall not be Expenditures or Operating Costs and shall not otherwise affect the Issuer=s Subsidiaries= Participating Interests;

(g)

from and after the said notice, except where it is  herein expressly provided that a provision of this Agreement will operate notwithstanding the Joint Venture

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            Agreement, the terms of the Joint Venture Agreement shall be the primary agreement to govern the relationship between the parties in respect of the Property, with the intent that where the terms of this Agreement conflict with the terms of the Joint Venture Agreement, the terms of the Joint Venture Agreement shall prevail except where it is  herein expressly provided that a provision of this Agreement will operate notwithstanding the Joint Venture Agreement;

(h)

for all purposes of this Section 19, capitalized words shall have the same meanings as in the Joint Venture Agreement, except where otherwise expressly provided.

Financing

20.                   The financing which the Subscriber commits to provide or arrange to place the Property into Production shall have the following features and effects:

(a)

the amount of financing to be provided or arranged by the Subscriber shall be that amount which is required to place the Property into Production, including working capital up to Production;

(b)

the Subscriber, acting in good faith, shall determine the amount of the financing which is available from arm=s length commercial lenders as a project loan, (the AProject Loan Amount@) on terms considered by the Subscriber to be reasonable commercial terms, taking into account the location and characteristics of the Property, the Mineral Products which the Participants expect to produce from the Property, the proposed rates of Production, and all other factors customarily determined to be relevant by commercial lenders making loans for construction of mines similar to that which the Subscriber proposes for the Property;

(c)

the Subscriber shall have the right, in its absolute discretion, to provide or to cause an Affiliate of the Subscriber to provide to the Participants, some or all of the Project Loan Amount and/or to arrange, on behalf of the Participants, some or all of the Project Loan Amount as financing from third party lenders;

(d)

if the Subscriber arranges any portion of the Project Loan Amount as financing from third party lenders, the Subscriber shall do so on terms that the Subscriber considers to be in the best interests of the Participants, provided that the Subscriber may commit and agree on behalf of the Participants to any and all terms of such financing which the Subscriber, acting reasonably, determines to be necessary or desirable in order to secure such portion of the Project Loan Amount, and the Participants shall be bound accordingly, (as between themselves, each in proportion to its Participating Interest) and, without limitation to the foregoing, the Subscriber shall have the right to agree on behalf of each of the Participants that it will grant encumbrances on its entire respective interest in the Property and its Participating Interest to secure repayment of the Project Loan Amount, and that it will sell its Mineral Products under long term purchase and sale agreements, and the Subscriber and the Issuer,

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respectively, shall cause the Nominee and the Designated Subsidiary, respectively, to be bound by all acts and things done by the Subscriber pursuant to this Subsection and will cause them to do all acts and things reasonably required to give effect to the same, including, without limitation, all acts and things necessary or desirable to perfect and deliver and give effect to any such encumbrances, and further, the Subscriber and the Issuer, respectively, shall each give such other guarantees and assurances, including without limitation, security over their shares in the Nominee and the Designated Subsidiary, respectively, as are required pursuant to the terms of such financing;

(e)

if the Subscriber provides, or causes an Affiliate to provide, its completion guarantee to any lenders, guaranteeing the completion of the Facilities, the Issuer shall pay, or shall cause the Designated Subsidiary to pay, on the last day of each month that the guarantee stays in effect, a guarantee fee to the Subscriber or its Affiliate equal to one twelfth of 1% of the portion attributable to the Designated Subsidiary=s Participating Interest of the amount for which the Subscriber or its Affiliate is contingently liable under the guarantee on such day;

(f)

if the Subscriber itself or any Affiliate of the Subscriber lends any or all of the Project Loan Amount to the Participants, it shall be on the same terms and subject to the same conditions as the Subscriber determined to have been available from arm=s length commercial lenders, including, without limitation, provisions for encumbrances, security and long term purchase and sale agreements, and, if the Subscriber has determined that a completion guarantee guaranteeing the completion of the Facilities would have been required by arms length third party lenders in respect of the amount so loaned by the Subscriber or its Affiliate, then the Issuer shall pay, or shall cause the Designated Subsidiary to pay, on the last day of each month until Production, a fee in the nature of a completion guarantee fee equal to one twelfth of 1% of the portion attributable to the Designated Subsidiary=s Participating Interest of such loan outstanding on such day;

(g)

other than amounts payable by the Designated Subsidiary to the Subscriber or its Affiliate as described in this Section 20 and amounts, if any, of a similar nature  payable by the Nominee to the Subscriber or its Affiliate, all costs of arranging or providing the financing needed to place the Property into Production, including all lenders= fees, costs to create and perfect security, costs of loan syndication and costs of marketing portions of such syndication to participating lenders, lenders= bonuses and fees, lenders= due diligence fees, advisors= fees, lawyers= fees, political risk insurance, advisory fees  and all other outlays and expenses whatsoever paid in connection with arranging or providing the financing, including all disbursements reasonably incurred in that regard, shall be Expenditures;

(h)

if the Subscriber pays or funds, or causes an Affiliate to pay or fund, any money under a completion guarantee or any shortfalls in repayments due to the lenders from time to time in respect of the Project Loan Amount, then any amounts paid or funded to satisfy the Designated Subsidiary=s Cost Share of such money or shortfalls shall

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be treated as having been advanced as loans to the Issuer and the Designated Subsidiary as joint and several borrowers and the provisions of Subsection 20(j), below shall apply in respect of such loans;

(i)

if the Project Loan Amount is not sufficient to fund all of the costs to place the Property into Production, the Nominee and the Designated Subsidiary shall each provide its Cost Share of all additional amounts required to place the Property into Production, if, as and when called upon by the Operator to do so, provided that upon request of the Designated Subsidiary, the Subscriber will advance, on behalf of the Designated Subsidiary which advances shall be treated as having been advanced  as loans to the Issuer and the Designated Subsidiary as joint and several borrowers, all of such money required to be so advanced by the Designated Subsidiary and the provisions of Subsection 20(j), below shall apply in respect of such loans;

(j)

all loans advanced pursuant to Subsections 20(h) and 20(i) shall have the following terms:

(i)

each advance, including all reasonable costs of documenting and perfecting security for the repayment of the same, shall be debts of the Designated Subsidiary and the Issuer as joint and several debtors;

(ii)

each advance shall bear interest from the date of the advance to the date of repayment at the rate of interest which is the greater of:

(A.)

the LIBOR Rate plus 2% per annum calculated and compounded as set out in the Joint Venture Agreement; and

(B.)

the rate of interest which is 2% per annum higher than the highest rate of interest chargeable on the Project Loan Amount following Production, calculated and compounded in the same manner as such highest rate of interest chargeable on the Project Loan Amount following Production;

(iii)

the aggregate amount of the advances outstanding and the interest thereon shall be secured by a pledge by the Issuer of its shares in the Designated Subsidiary and by a charge on all money due to it from the Designated Subsidiary, and by a mortgage or similar security granted by the Designated Subsidiary over its Participating Interest and over any and all Mineral Products or money distributable to it under the Joint Venture Agreement, such pledge, charge, mortgage and other security interest to be subordinated only to the security interests granted in connection with the Project Loan Amount, provided that, upon a default by the Issuer and the designated Subsidiary in payment of the same, the rights of the Subscriber shall be limited to foreclosure on, or realization of, the security, without recourse to the Issuer or the Designated Subsidiary for any shortfall;

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(iv)

the aggregate amounts owing in respect of the advances  shall be repayable, at the option of the Issuer and the Designated Subsidiary, in part or in full at any time and from time to time without notice, bonus or penalty;

(v)

while any amount is outstanding in respect of the advances, 50% of the payments due by the Subscriber, if any, to the Issuer pursuant to Subsection 19(e), above, and, subject to Subsection 20(k), below, 90% of any and all distributions of money or, subject to Subsection 20(j)(vii), below, Mineral Products, otherwise due to the Designated Subsidiary under the Joint Venture Agreement, shall be delivered, as soon as they are available, to the Subscriber or Affiliate and shall be applied in their entirety to reduction of the amounts so owing;

(vi)

the value of any Mineral Products so delivered shall be determined in accordance with paragraph 6.6 of the Joint Venture Agreement;

(vii)

each quarter, the Operator shall notify the Participants of the amount of Mineral Products which the Operator anticipates will be available for delivery  during that quarter, and, notwithstanding Subsection 20(j)(v), at any time and from time to time when Mineral Products otherwise due to the Designated Subsidiary under the Joint Venture Agreement are actually available and are to be delivered to the Subscriber or Affiliate under Subsection 20(j)(v), the Operator shall notify the Designated Subsidiary in writing and the Designated Subsidiary shall have the right to pay the value thereof, determined in accordance with paragraph 6.6 of the Joint Venture Agreement, in cash, to the Operator within three Business Days of such notice, to be applied in reduction of the amounts outstanding in respect of the advances, against which payment the Operator shall deliver such Mineral Products to the Designated Subsidiary, and failing which payment, the Operator shall proceed with the delivery under Subsection 20(j)(v);

(k)

notwithstanding the provisions of Subsection 20(j) above, 100% of the net proceeds from Production accruing to the Nominee and the Designated Subsidiary, respectively, will be dedicated firstly to repayment of the Project Loan Amount and interest thereon and thereafter to repayment of any other borrowing in relation to the Property by the Operator;

(l)

during the repayment under Subsection 20(k), but subject always to any prior contract properly made on behalf of either or both Participants for the sale of its or their respective shares of Mineral Products, each Participant shall have the right to pay, in cash, to the Operator within three Business Days of the Operator=s notice that Mineral Products will otherwise be sold by the Operator, the value of its share of the Mineral Products which the Operate proposes to sell, such value determined in accordance with paragraph 6.6 of the Joint Venture Agreement, against which payment the Operator shall deliver such Mineral Products to that Participant, and

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            failing which payment the Operator shall proceed with the proposed sale;

(m)

the provisions of this Section 20 shall apply notwithstanding anything in the Joint Venture Agreement;

(n)

for all purposes of this Section 20, capitalized words shall have the same meanings as in the Joint Venture Agreement, except where otherwise expressly provided.

Subscriber's Right to Acquire Interests Held by Stamico

21.                   From the time of completion of the First Closing and while this Agreement is in force, the Subscriber shall be entitled to, and the Issuer will assist the Subscriber as requested to, negotiate for the acquisition on such terms as the Subscriber sees fit of all interests of Stamico in the shares of Itetemia Mining Company Limited and in the Stamico Agreement, and if the Subscriber acquires the same, then notwithstanding any termination of this Agreement, the said shares shall be gifted by the Subscriber to the Issuer and the Stamico Agreement shall be terminated, in which event, if the notice contemplated in Section 19 has been or is thereafter given by the Subscriber, the Nominee shall be entitled to the additional 10% interest in the Property described in Section 19, Subsection (c)(iii), above and the Joint Venture Agreement shall be completed or amended to reflect such additional 10% interest.

Protection of Interests in the Issuer's Subsidiaries and in the Property

22.                  While this Agreement is in force but subject as herein provided the Issuer will:

(a)

retain and take all reasonable steps to preserve and protect its ownership interests, as they are on the Effective Date, in the Issuer's Subsidiaries, (subject only to the third party rights expressly described in Section 7, above);

(b)

not permit any of the Issuer's Subsidiaries to dispose of, and take all reasonable steps to preserve and protect, any interest in any assets and properties comprised in the Property; and

(c)

take all reasonable steps to renew and extend the terms of all existing licences comprised in the Property and to make its best efforts to obtain replacement licences for the same with new initial periods and renewal rights;

except as the Subscriber may otherwise approve in advance in writing, which approval may be withheld in the absolute discretion of the Subscriber.

Financings

23.                    Except as otherwise expressly herein provided, nothing in the Agreement will prevent

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the Issuer from carrying out any form of public or private financing whether by the issuance of treasury shares or otherwise.

Governing Law and Attornment

24.                     This Agreement will be governed by and interpreted according to the laws of Ontario, and the parties hereby agree to submit to the jurisdiction of the Courts of Ontario in connection with any disputes arising hereunder.

Notice

25.                       Any notice to be given by any party to another under this Agreement will be deemed to be properly given when in writing and delivered by hand or, if possible, communicated by telecopier, on any business day to the following address for notice of the intended recipient:

(a)

for the Subscriber:

BARRICK GOLD CORPORATION

Royal Bank Plaza

Suite 2700 - P.O. Box 119

200 Bay Street

Toronto, Ontario   M5J 2J3

Fax Number: (416) 861-2492

with a copy to:

Jonathan Rubenstein

c/o Sutton Resources Ltd.

900 - 999 West Hastings Street

Vancouver, B.C.  V6C 2W2

Fax Number: (604) 669-5330

(b)

If to the Issuer:

Tan Range Exploration Corporation

Suite 1730 - 355 Burrard Street

Vancouver, B.C.  V6C 2G8

Fax Number: (604) 669-8915

(c)

If to the Transfer Agent:

Montreal Trust

510 Burrard Street

Vancouver, B.C.  V6C 3B9

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Fax Number: (604) 683-3694

Attention:  Corporate Trust Department

A party may by notice to the other party change its address for notice to some other address and will so change its address for notice to an address that is adequate whenever its existing address for notice is not adequate for delivery by hand.

Further Assurances

26

The parties hereto each covenant and agree to execute and deliver such further agreements, documents and writings and provide such further assurances as may be required by the parties to give effect to this Agreement, both before and after the Closings, and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over the Issuer's affairs or as may be required from time to time under the Securities Act and the regulations thereunder, and any other applicable law and the rules of the ASE, or to give effect to the Subscriber=s rights in respect to the Property.

Time of Essence

27                    Time shall be of the essence of this Agreement and shall be calculated in accordance with the provisions of the Interpretation Act (Ontario).

Entire Agreement

28                    This Agreement contains the entire agreement between the parties hereto and may be modified only by an instrument in writing signed by all parties hereto.

Interpretation

29                    In this Agreement a reference to:

(a)

currency means Canadian currency, except where expressly otherwise set out;

(b)

a statute or code or a specific provision thereof includes every regulation made pursuant thereto, all amendments to the statute, code or to any such regulation in force from time to time, and any statute, code or regulation that supplements or supersedes such statute, code or any such regulation; and

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(c)

an entity includes any entity that is a successor of such entity.

Survival

30                    The terms, provisions, representations, warranties and covenants of the Issuer and the Subscriber, respectively, will survive the Closings, any exercise of Warrants and any issue of Warrant Shares, and all other transactions contemplated herein.

Not a Certificate

31                    Notwithstanding anything herein contained, this Agreement is not and shall not constitute a certificate or title document representing the securities herein referenced, and this Agreement is not and shall not be negotiable or tradeable as a certificate at any time.

Counterparts

32                    This Agreement may be executed in as many counterparts as may be necessary, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

No Assignment

33                    Except as expressly provided herein or in the Joint Venture Agreement, neither the Subscriber nor the Issuer may set over or assign all or any part of its interest in or to this Agreement without the written consent of the other and any purported assignment without such consent will be void

Enurement

34                    This Agreement shall enure to the benefit of and be binding upon the Issuer and the Subscriber and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day, month and year first above written.

Subscriber:

The Corporate Seal of

                                              )

BARRICK GOLD CORPORATION                       )

was hereunto affixed in the

                              )

presence of:

                              )

                              )

c/s

SIGNED

                       )

Authorized Signatory

                              )

                                          )

SIGNED

                       )

Authorized Signatory

                              )

Present direct and indirect holdings of the Subscriber in securities of the Issuer:

_________________________________________________________________

Issuer:

The Corporate Seal of

Tan Range Exploration Corporation

was hereunto affixed in the presence of:

SIGNED

Authorized Signatory

SIGNED

Authorized Signatory

)

)

)

)

)

c/s

)

)

)

)

)

Schedule “A”

THIS WARRANT CERTIFICATE AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL *********, 2000, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE REGULATION THEREUNDER.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMIT HEREIN PROVIDED.

NON-TRANSFERABLE WARRANTS

TAN RANGE EXPLORATION CORPORATION

(Incorporated under the laws of British Columbia)

Right to Purchase

740,741 Shares

WARRANTS FOR PURCHASE OF COMMON SHARES

THIS IS TO CERTIFY THAT, for value received, BARRICK GOLD CORPORATION, of Royal Bank Plaza, South Tower, Suite 2700, P. O. Box 119, Toronto, Ontario, M5J 2J3, (hereinafter called the "holder") is entitled to subscribe for and purchase 740,741 fully paid and non-assessable Common Shares in the capital of TAN RANGE EXPLORATION CORPORATION (hereinafter called the "Company") at any time prior to 4:00 p.m. (Vancouver time) on April 30, 2001, at $1.35 per Share, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

The rights to acquire Common Shares of the Company granted by this Warrant Certificate (the "Warrants") may be exercised by the holder, in whole or in part (but not as to a fractional Common Share), by surrender of this Warrant Certificate and a duly completed and executed Exercise Form in the form attached to this Warrant Certificate as Appendix" A" at the offices of the Company's registrar and transfer agent, Montreal Trust, 510 Burrard Street, Vancouver, B.C., V6C 3B9 (the "Transfer Agent"), accompanied by a certified cheque payable to or to the order of the Company in payment of the purchase price of the number of Common Shares for which Warrants are then exercised.

In the event of any exercise of the Warrants, certificates (the "Share Certificates") for the Common Shares so purchased shall be delivered to the holder within a reasonable time, not exceeding ten days after the Warrants shall have been so exercised, and, unless the Warrants have expired, if less than the full number of Warrants represented hereby are exercised, the Company or the Transfer Agent will endorse this Warrant Certificate to show the number of Common Shares acquired upon exercise and the number of Common Shares remaining hereunder and return this Warrant Certificate to the holder.

All Share Certificates issued prior to *******, 2000, shall bear the following legends:

"The securities represented by this certificate are subject to a hold period and may not be traded in British Columbia until **********************, 2000, except as permitted by the Securities Act (British Columbia) and regulations made thereunder."

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the Warrants will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the Warrants.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT CERTIFICATE:

1.

The exercise of the Warrants herein provided for is subject to adjustment in accordance with the following provisions:

a.

If and when at any time hereafter while the Warrants are outstanding, the outstanding Common Shares of the Company shall be subdivided or changed into a greater or consolidated into a lesser number of shares, or the outstanding Common Shares of the Company shall be reclassified, if the holder has not exercised fully its rights hereunder prior to the record date or effective date of such subdivision, change, consolidation, or re-classification, upon the exercise of any such rights thereafter, it shall be entitled to receive on the date of exercise the aggregate number of shares of the Company of the appropriate classes that the holder would have been entitled to receive as a result of such subdivision, change, consolidation or re-classification if it had so exercised its rights in advance of such subdivision, change, consolidation or re-classification;

b.

The adjustments provided for in the preceding paragraph are cumulative. After any adjustment pursuant to this section, the term Common Share where used in the preceding paragraph of this section shall be interpreted to mean the shares of any class or classes which, as a result of all prior adjustments pursuant to this section, the holder would have been entitled to receive upon the exercise of the Warrants;

c.

As a condition precedent to the taking of any action which would require an adjustment in respect of the holder's rights pursuant to the Warrants, including the exercise price and the number and classes of shares which are to be received upon the exercise thereof, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue a sufficient number of shares, as fully paid and non-assessable shares, for the holder to receive all of the shares to which it is entitled in accordance with the provisions hereof; and

d.

Immediately after the occurrence of any event which requires an adjustment in any of the holder's rights pursuant to the Warrants, including the exercise price and the number and classes of shares which are to be received upon the exercise thereof, the Company shall forthwith give written notice to the holder of the particulars of such event and the required adjustment.

2.

In case at any time:

a.

the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

b.

the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

c.

there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

d.

there shall be a voluntary or involuntary dissolution, liquidation or winding- up of the Company;

then, and in anyone or more of such cases, the Company shall give to the holder, at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or pro rata offer, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, or amalgamation, sale, dissolution, liquidation or winding-up and in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, at least twenty days' prior written notice of the date when the same shall take place. Such notice shall also specify, in the case of any such dividend, distribution or pro rata offer, the date on which the holders of Common Shares shall be entitled thereto, and each such notice shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, as the case may be.

3.

Any notice, direction or other instrument required or permitted to be given hereunder to the Company, the holder or the Transfer Agent shall be in writing and may be given by sending the same by facsimile transmission, delivering the same or mailing the same by registered mail to such party at the following address:

a.

If to the Company:

TAN RANGE EXPLORATION CORPORATION

Suite 1730 -355 Burrard Street

Vancouver, B.C., V6C 2G8

Fax Number: (604) 669-8915

Attention: The President

b.

If to the Holder:

BARRICK GOLD CORPORATION

Royal Bank Plaza South Tower

Suite 2700

P.O. Box 119

200 Bay Street

Toronto, Ontario M5J 2J3

Fax Number: (416) 861-2492

with a copy to:

Jonathan Rubenstein

c/o Sutton Resources Ltd.

900 -999 West Hastings Street

Vancouver, B.C. V6C 2W2

Fax Number: (604) 669-5330

(c)

If to the Transfer Agent:

Montreal Trust

510 Burrard Street

Vancouver, B.C. V6C 3B9

Fax Number: (604) 683-3694

Attention: Corporate Trust Department

Any notice, direction or instrument aforesaid shall

(a)

if by facsimile transmission, be deemed to have been given or made upon the completion of the facsimile transmission;

(b)

if delivered, be deemed to have been given or made at the time of delivery; and

(c)

if mailed by registered mail and properly addressed be deemed to have been given or made on the third business day following the day on which it was so mailed; provided that if mailed, should there be, at the time of mailing or between the time of mailing and the actual receipt of the notice, a mail strike, slowdown or other labour dispute which might affect the delivery of such notice by the mails, then such notice shall only be effective upon actual delivery.

Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

4.

In the event of any question arising with respect to the calculation of the adjustment herein provided for in the Warrants, such question shall be conclusively determined by the Company's auditors or if it has no auditors, its accountants, who shall have access to all necessary records of the Company, and such determination shall be binding upon the Company and the holder.

5.

As used herein, the term "Common Shares" shall mean the Company's presently authorized common voting shares without par value.

6.

The Warrants shall not entitle the holder to any rights as a shareholder of the Company, including without limitation, voting rights.

7.

The Warrants and all rights hereunder are not transferable.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by a duly authorized officer this ***** day of *********, 1999.

TAN RANGE EXPLORATION CORPORATION

Per:

_________________________________________________

Record of Warrants Exercised
Number of Shares Acquired	Date	Balance of Shares Held	Endorsement by Transfer Agent

Schedule “B”

1.	Name	:	Itetemia
	Licence No.	:	PL 65/92
	Map District	:	Geita
	Date of Issue	:	March 8, 1993 (2 years)
	First Renewal	:	October 26, 1995 (2 years)
	Second Renewal	:	Issued March 2, 1998 (2 years) to March 7, 2000
	Rental Payment	:	Paid to October 25, 1999 Payment of Rental to March 7, 2000 in Progress
	Licence Area	:	Approximately 37.0 square kilometers
	Coordinates	:	3°10'00"S 32°30'50"E 3°10'00"S 32°33'00"E 3°15'00"S 32°33'00"E 3°15'00"S 32°30'50"E
	Licence Holder	:	Itetemia Mining Company Limited
	Ownership	:	Tancan Mining Company Limited -90% State Mining Corporation ("Stamico") -10%
	Agreements	:

Subject to Agreement dated July 12, 1994 between Stamico and Tancan (1) Stamico 10% share interest is carried, (2) Stamico "shall be entitled to purchase an additional up to 20% of the company shares at an aggregate price equivalent to 20% of the anticipated cost of placing the property into commercial production", and (3) Stamico retains a royalty interest or 2%.

2.	Name	:	Itetemia North
	Licence No.	:	PL 268/95
	Map District	:	Geita
	Date of Issue	:	March 16, 1995 (two years)
	First Renewal	:	Issued May 30, 1997 (two years) to May 29, 1999
	Second Renewal	:	Renewed to March 15, 2001
	Rental Payment	:	Paid to March 15, 2000
	Licence Area	:	Approximately 17.3 square kilometers
	Coordinates	:	3°09'00"S 32°30'00"E 3°09'00"S 32°35'00"E 3°10'00"S 32°35'00"E 3°10'00"S 32°30'00"E
	Licence Holder	:	Tancan Mining Company Limited (Transfer of Assignment from RSR (Tanzania) Limited); Transfer of Mineral Right from RSR to Tancan in Progress.
	Ownership	:	Tancan Mining Company Limited – 100%
	Agreements	:	Acquired pursuant to Agreement dated April 20, 1995 between Tancan and RSR (Tanzania) Limited; Vendor retains 2% NSR royalty.

3.	Name	:	Itetemia Village
	Licence No.	:	PL 509/96
	Map District	:	Geita
	Date of Issue	:	December 10, 1996 (two years)
	First Renewal	:	December 10, 1998 (two years to December 9, 2000
	Rental Payment	:	Paid to December 9, 1999
	Licence Area	:	Approximately 50.0 square kilometers
	Coordinates	:	3°06'00"S 32°30'00"E 3°06'00"S 32°35'00"E 3°09'00"S 32°35'00"E 3°09'00"S 32°30'00"E
	Licence Holder	:	Dia-Consult Limited
	Ownership	:	Dia-Consult Limited – 100%
	Agreements	:	None

4.	Name	:	Mwingilo
	Licence No.	:	PL 241/94
	Map District	:	Geita
	Date of Issue	:	September 30, 1994 (two years)
	First Renewal	:	May 30, 1997 (two years) to May 29, 1999
	Second Renewal	:	Renewed to September 29, 2001
	Rental Payment	:	Paid to September 29, 1999 Payment of Rental to September 29, 2000 in Progress
	Licence Area	:	Approximately 31.4 square kilometers
	Coordinates	:	3°06'00"S 32°26'00"E 3°06'00"S 32°30'00"E 3°09'00"S 32°30'00"E 3°09'00"S 32°27'34"E 3°07'18"S 32°27'34"E 3°07'18"S 32°26'00"E
	Licence Holder	:	Tancan Mining Company Limited
	Ownership	:	Tancan Mining Company Limited – 100%
	Agreements	:	None

5.	Name	:	Ngula
	Licence No.	:	PL 31/92
	Map District	:	Geita
	Date of Issue	:	July 2, 1992
	First Renewal	:	October 10, 1994
	Second Renewal	:	July 23, 1998 (two years) to July 1, 2000
	Rental Payment	:	Paid to July 1, 2000
	Licence Area	:	Approximately 11.64 square kilometers
	Coordinates	:	3°07'18"S 32°26'00"E 3°07'18"S 32°27'34"E 3°09'28"S 32°27'34"E 3°09'28"S 32°26'00"E
	Licence Holder	:	Tancan Mining Company Limited
	Ownership	:	Tancan Mining Company Limited – 100%
	Agreements	:	None

6.	Name	:	Itetemia East
	Licence No.	:	PL 1115/98
	Map District	:	Geita
	Date of Issue	:	August 28, 1998 (two years) to August 27, 2000
	Rental Payment	:	Paid to August 27, 2000
	Licence Area	:	Approximately 33.3 square kilometers
	Coordinates	:	3°10'00"S 32°33'00"E 3°10'00"S 32°35'00"E 3°15'00"S 32°35'00"E 3°15'00"S 32°33'00"E
	Licence Holder	:	Dia-Consult Limited
	Ownership	:	Dia-Consult Limited – 100%
	Agreements	:	None

Schedule “C”

Maps Omitted

 Tanrange JVA

Final

Schedule “D”

THIS AGREEMENT made as of the █ day of █, █

BETWEEN:

[Nominee], a corporation incorporated under the laws of Tanzania and having an office at █

(hereinafter sometimes called the "Nominee")

OF THE FIRST PART

AND:

[Designated Subsidiary], a corporation incorporated under the laws of Tanzania and having an office at █

(hereinafter sometimes called the "[Designated Subsidiary]")

OF THE SECOND PART

WHEREAS:

A.

[Designated Subsidiary] holds various interests in the Property in the manner set out in Schedule AB@ to the Head Agreement;

2.

[Nominee] has become entitled to a [60% or 70%] Participating Interest in the Property (as hereinafter defined); and

C.

The parties have agreed to form a joint venture for the purposes herein described, all upon and subject to the terms and conditions hereof.

NOW, THEREFORE, THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained, the parties hereto mutually agree as follows:

 Tanrange JVA

Final

ARTICLE  1

INTERPRETATION

1.1

Interpretation:  In this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

(1)

"this Agreement" means this agreement of [DATE] as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions of this Agreement,

(2)

the headings are for convenience only and are not intended as a guide to interpretation of this Agreement or any portion thereof,

(3)

the word "including", when following any general statement or term, is not to be construed as limiting the general statement or term to the  specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope,

(4)

all accounting terms not otherwise defined herein have the meanings assigned to them, and all calculations to be made hereunder are to be made, in accordance with generally accepted accounting principles applied on a consistent basis,

(5)

all references to currency mean Canadian currency, except where otherwise expressly stated,

(6)

a reference to a statute includes all regulations made thereunder, all amendments to the statue or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations,

(7)

a reference to an entity includes any successor to that entity,

(8)

words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa,

(9)

a reference to "approval", "authorization" or "consent" means written approval, authorization or consent, and

(10)

any terms not defined herein will have the meaning ascribed to them in the Head Agreement.

1.2

Definitions:  In this Agreement the following words and phrases shall have the following meanings:

"Affiliate" means, in respect of a party hereto, a corporation with which that party is affiliated within the meaning of subsection 1(2) of the Securities Act (Ontario).

"Assets" means the Property, Other Tenements, Facilities, Mineral Products, all supplies and equipment and all other assets acquired or held by the Participants with respect to the Property or pursuant to this Agreement as the same may exist from time to time;

"Associated Company" means, in respect of a party hereto:

(1)

any corporation which beneficially owns securities carrying more that 30% of the voting rights attached to the outstanding securities of such party;

(2)

any corporation in respect of which such party beneficially owns securities carrying more than 30% of the voting rights attached to the outstanding securities of such corporation; or

(3)

any corporation in respect of which corporations referred to in clauses (i) and (ii) hereof beneficially own, in the aggregate, more than 30% of the voting rights attached to the outstanding securities of such corporation.

For the purposes hereof, beneficial ownership shall include securities deemed beneficially owned within the meaning of subsection 1(4) of the Securities Act (Ontario).

"Business Day" means a day that is not a Saturday, Sunday, or a civic or statutory holiday in Tanzania or Ontario or British Columbia;

"Cost Share" means the respective share of all Expenditures, Operating Costs and other liabilities hereunder to be borne by each Participant from time to time, which will be borne in proportion to the respective Participating Interest of such Participant at that time;

"Expenditures" means all cash, expenses, obligations, liabilities and charges of whatever kind or nature incurred, chargeable or spent directly or indirectly by the Operator from the date of this Agreement prior to the commencement of Production, in connection with the exploration and development of the Property and the equipping of the Property or a part thereof for Production including, without limiting the generality of the foregoing but without duplication in respect of any item:

(i)

monies expended in maintaining the Property in good standing;

(ii)

monies expended in doing geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing,

(iii)

monies expended in acquiring or constructing Facilities,

(iv)

monies expended in paying the fees, wages, salaries, travelling expenses and fringe benefits in an amount not to exceed 30% of salaries (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property and not already included in (ii) or (iii) above,

(v)

monies expended in paying for the food, lodging and other reasonable needs of the persons referred to in clause (iv) hereof,

(vi)

a charge equal to 5% of all Expenditures expended hereunder by the Operator on behalf of the Participants from the date hereof, other than the charge referred to in this clause (vi), as reimbursement for overhead which cannot be directly allocated to the Operator=s activities hereunder and to cover the Operator=s head office expenses and all other expenses relating to supervision and management of all work done with respect to and for the benefit of the Property;

"Facilities" means all mines and plant, including, without limitation, all pits, shafts, ramps, drives, vents, haulage ways, stopes, and other underground workings, and all buildings, plants and other structures, fixtures and improvements, all roadways, power plants, waste piles, settling ponds, water containment and pipelines, cement works, mills, processing plants, machinery and equipment, and all other property, whether fixed or moveable, as the same may exist at any time in or on the Property and relating to the operation of the Property as a mine or outside the Property if for the exclusive benefit of the Property;

"Financing" means a financing to be provided for all or part of the Project Loan Amount, as defined in the Head Agreement;

"Head Agreement" means the agreement dated for reference the 31st day of May 1999, between Tan Range Exploration Corporation and Barrick Gold Corporation, to which the form of this Agreement is attached as Schedule AD@.

"LIBOR Rate" means for any date, the per annum rate of interest equal to the average, (rounded upwards if necessary, to the nearest 1/16th of 1%), of the interest rates for A3 month LIBOR Fixings@ quoted on the Reuters Screen LIBO Page, (or such other page or service in replacement thereof as may be utilized by banks generally from time to time for the purpose of displaying quotes for London Interbank Offered Rates) at which United States Dollar deposits in immediately available funds are offered in the London interbank market as at 11:00 a.m. Greenwich Mean Time on such date;

"Management Committee" means the committee formed pursuant to Article 5;

"Mineral Products" means the end products derived from Operating the Property as a mine;

"Operating the Property as a mine" or "Operation of the Property as a mine" or "Operate the Property as a mine" means any or all of the mining, milling, smelting, refining and other processing of ores, minerals, metals, tailings or concentrates derived from the Property and other ancillary activities and operations related thereto following the commencement of Production;

"Operating Costs" means, for any period after the commencement of Production, all costs, expenses, obligations, liabilities and charges of whatsoever kind or nature incurred, chargeable or spent, directly or indirectly by the Operator in connection with the Operation of the Property as a mine, during such period, which costs, expenses, obligations, liabilities and charges include, without duplication and without limiting the generality of the foregoing, the following:

(i)

such amount of cash for working capital as, in the opinion of the Operator, is required for the Operation of the Property as a mine,

(ii)

all costs of or related to operating employee facilities, including housing,

(iii)

all payments to Governments or Government agencies in the form of taxes, licence fees, assessment and filing fees, holding costs, customs fees, duties, charges and levies on imports and exports, harbour, shore handling and wharfage fees, customs handling and verification fees and other similar fees and charges, harbour taxes, Tanzania Freight Bureau commissions, water fees, electricity fees, road taxes, fuel and transportation taxes, value added tax, stamp duties, land assessments, local rates, taxes and imposts, withholding taxes and all other imposts of every kind and nature in respect of or related to the Property, preparation of the Property for Production or Operation of the Property as a mine, but excluding income taxes, which shall be the individual responsibility of each Participant, and excluding payments on account of the 3% Net Smelter Royalty due to the Government of Tanzania and any other payments to such Government in the form of royalties or interests in the Property, which payments to the said Government shall be the sole responsibility of Nominee for so long as Nominee is a Participant;

(iv)

all costs of maintaining the Property in good standing, including any required vendor's or royalty payments, subject to the exceptions in the preceding sub-Article (iii),

(v)

all reasonable costs of the Operator for providing technical, management and/or supervisory services,

(vi)

all reasonable costs of consulting, legal, accounting, insurance and other services,

(vii)

all exploration expenditures incurred after commencement of Production,

(viii)

all capital costs of Operating the Property as a mine including all costs of construction, equipment and mine development including maintenance, repairs and replacements, and any capital expenditures relating to an improvement, expansion, modernization or replacement of the Facilities,

(ix)

all costs for pollution control, reclamation costs and any other related costs incurred or to be incurred by the Operator,

(x)

any costs or expenses incurred or to be incurred relating to the termination of the Operation of the Property as a mine,

(xi)

all costs and expenses related to reporting the results of operations on the Property, whether to the Participants or to Governments or to any other persons;

(xii)

a management fee payable to the Operator equal to 3% of all Operating Costs other than those referred to in clauses (i), (v) and (xi) hereof and other than the fee referred to in this clause (xii),

and, except where specific provision is made otherwise, all Operating Costs will be determined in accordance with generally accepted accounting principles applied consistently from year to year but such costs will not include any amount in respect of depletion or depreciation;

"Operating Plan" means a plan for an Operating Year as contemplated in Article 4 including, inter alia, the following information:

(i)

a written plan of the proposed mining operations for the Operating Year, including any plans for exploration or for expansion of the Facilities;

(ii)

a detailed estimate of all Operating Costs plus a reasonable allowance for contingencies, on a monthly basis, including any proposed cash calls;

(iii)

an estimate of the quantity and quality of the ore to be mined and of the quality of Mineral Products to be produced on a monthly basis; and

(iv)

such other facts as may be reasonably necessary to present the results proposed to be achieved during the Operating Year.

"Operating Year" means a calendar year or such other fiscal year as the Management Committee may approve.  In the case of the first Operating Year, unless otherwise decided by the Management Committee, that Operating Year will be the remainder of the current calendar year, if the commencement of Production occurs before October 1st, or the period from the commencement of Production to the end of the next succeeding calendar year, if the commencement of Production occurs on or after October 1st in that year.

"Operator" means that party acting as operator from time to time in accordance with Article 3 and includes any subsidiary corporation acting as the agent or delegate of the Operator in that regard;

"Other Tenements" means all surface rights of and to any lands within or outside the Property including surface rights held in fee or under lease, licence, easement, right of way or other rights of any kind (and all renewals, extensions and amendments thereof or substitutions therefor) acquired by or on behalf of the parties with respect to the Property;

"Participant" means any party hereto and its successors and permitted assigns and "Participants" means collectively all parties having a Participating Interest and their respective successors and permitted assigns;

"Participating Interest" means the undivided beneficial percentage interest which each Participant owns in the Assets;

"Production" means the operation of the Property or any part thereof as a mine but does not include milling for the purpose of testing or milling by a pilot plant, and Production shall be deemed to have commenced on the first day of the month following the first period of 90 consecutive days during which Mineral Products have been produced from the Property at an average rate not less than 60% of the initial rated capacity of the Facilities;

"Property" means the prospecting licences, mining licences, retention licences or other  properties, claims, interests and other rights as more particularly described in Schedule B of the Head Agreement and includes any renewals thereof and any other form of successor or substitute title or rights in respect of the same.

1.3

References:  Unless otherwise stated, a reference herein to a numbered or lettered article, paragraph, clause or schedule refers to the article, paragraph, clause or schedule bearing that number or letter in this Agreement.  A reference to "this Agreement", "hereof", hereunder", "herein" or words of similar meaning, means this Agreement including the schedules hereto, together with any amendments thereof.

1.4

Governing Law:  Except as to matters which, under private international law, are governed by the lex situs of any property, this Agreement will be construed and governed by the laws in force in the Province of Ontario and, except as provided in Article 12, the courts of said Province will have exclusive jurisdiction to hear and determine all disputes arising hereunder.  This paragraph 1.5 will not be construed to affect the rights of a party to enforce a judgment or award outside the said Province, including the right to record or enforce a judgment or award in the jurisdiction in which the Property or Assets are situated.

1.5

Severability:  If any provision of this Agreement is or will becomes illegal, invalid or unenforceable, in whole or in  part, the remaining  provisions will nevertheless be and remain valid and subsisting and the said remaining provisions will be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

1.6

Interest Calculation:  Wherever interest is chargeable under this Agreement, unless otherwise specifically provided, interest will be at the specified per annum rate, calculated daily and compounded on the last day of each calendar month.  The interest rate chargeable on any specific day will be the specified per annum rate divided by the number of days in the calendar year in which such day occurs.

END OF ARTICLE 1

ARTICLE   2

JOINT VENTURE

2.1

As of the date hereof:

(1)

the [Nominee] and the [Designated Subsidiary] will, and will be deemed to, form a joint venture for the purpose of carrying out all such acts which are which are necessary or appropriate, directly or indirectly, to:

(1)

place the Property in Production;

(2)

Operate the Property as a mine, and

(3)

engage in such other activity as may be considered by the Participants to be necessary or desirable in connection with the foregoing; and

(2)

the [Nominee] has an undivided [60% or 70%] Participating Interest and the [Designated Subsidiary] has an undivided █% Participating Interest.

2.2

All transactions, contracts, employments, purchases, operation, negotiations with third parties and any other matter or act undertaken of behalf of the Participants in connection with the Property will, subject to paragraph 2.6, be done, transacted, undertaken or performed in the name of the Operator, and no party (other than the Operator acting in that capacity) will do, transact, perform or undertake anything in the name of another party hereto or in the joint names of the Participants.

2.3

The rights and obligations of the Participants will be, in each case, several, and will not be or be construed to be either joint or joint and several.  Nothing contained in this Agreement will, except to the extent specifically authorized hereunder, be deemed to constitute a

            Participant a partner, and agent or legal representative of any other party.  It is intended that this Agreement will not create the relationship of a partnership between the Participants and that no act done by any Participant pursuant to the provisions hereof will operate to create such a relationship.

2.4

From and after the date hereof, each Participant will be liable for its Cost Share of all Expenditures and Operating Costs, (having regard to the availability of the proceeds of Financing and the availability of the proceeds of loans to the Designated Subsidiary under subsection 20(i) of the Head Agreement).

2.5

Each Participant will have such Participating Interest as is specified in this Agreement and any legal title to any of the Assets will be held by the Operator in trust for the Participants in accordance with the Participating Interests under the terms of this Agreement.  Nothing herein contained will prevent a party hereto from registering notice of this Agreement and its Participating Interest against the title to the Property or any other Assets.

2.6

Each Participant will devote such time as may be required to fulfil any obligation assumed by it hereunder but, subject to Article 7 and to the Head Agreement:

(1)

each Participant will be at liberty to engage in any other business or activity outside the joint venture constituted hereby, including the ownership and operation of any other mining areas, licenses, claims and leases;

(2)

no Participant will be under any fiduciary or other obligation to any other party which will prevent or impede such Participant from participating in, or enjoying the benefits of, competing endeavours of a nature similar to the business or activity undertaken by the Participants hereunder;

(c)

no Participant shall be liable to account to any other Participant for trading profits arising out of or in connection with any trading or other activities by such first named Participant on any futures markets, derivatives markets, hedging or forward sales markets, or in respect of any onward sales or trading opportunities of any kind or nature which are or may be available to such first named Participant for Mineral Products, or which are in place for or which may be available to such first named Participant in respect of Mineral Products; and

(d)

the legal doctrines of "corporate opportunity" or "business opportunity" sometimes applied to persons occupying a relationship similar to that of the Participants will not apply with respect to participation by any Participant in any business activity or endeavour outside the joint venture constituted hereby, and, without limitation, a Participant will not be accountable to the others for participation in any such business activity or endeavour outside the joint venture constituted hereby which is in direct competition with the business or activity undertaken by the joint venture.

END OF ARTICLE 2

ARTICLE  3

OPERATOR

3.1

From the date of this Agreement, subject to the terms of this Agreement, the [Nominee] shall be the Operator to manage the operations carried out on the Property.  The Operator will have full right, power and authority to do everything necessary or desirable to carry out the purposes of the parties in connection with this Agreement, including and without limiting the generality of the foregoing, the right, power and authority to:

(1)

regulate access to the Property subject only to the right of designates of the Participants duly authorized in writing to have access to the Property at all reasonable times for the purpose of inspecting work being done thereon, but at their own risk and expense;

(2)

employ and engage such employees, agents, and arms-length independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this connection to delegate any of its powers and rights to perform its duties and obligations hereunder, but the Operator shall not enter into contractual relations with a Participant or any Associated Company of a Participant except upon terms which are commercially competitive;

(3)

subject to the authority of the Management Committee, Operate the Property as a mine; and

(4)

charge an amount, in respect of and in lieu of any other charges for its overhead costs, equal to those amounts specified in the definitions of Expenditures and Operating Costs;

(e)

subject to the authority of the Management Committee, conduct on behalf of the Participants any dealings with the Government regarding the Property;

Provided however and notwithstanding anything to the contrary herein contained, subject to the [Nominee]=s compliance with Subsection (e) of Section 19 of the Head Agreement, the [Nominee] will have absolute control in managing the placing of the Property into Production.

3.2

The Operator may resign as Operator at any time by giving 120 days' prior written notice to the other Participant who will, within 60 days after receipt of such notice, appoint another party (which may be the Participant) who consents to act as Operator, upon the terms hereof.

3.3

Subject to paragraph 3.1 the Operator will have the following duties and obligations:

(1)

to manage, direct and control all exploration, development and producing operations in respect of the Property, in a prudent and workmanlike manner, and in compliance with all applicable laws, rules, orders and regulations;

(2)

to prepare and deliver to the Participants quarterly progress reports for those quarters during which active field work is carried out and a comprehensive annual report within 3 months of the end of each Operating Year as well a timely current reports and information on any material results obtained;

(3)

subject to the terms and conditions of this Agreement, to keep the Property in good standing and free of liens, charges and encumbrances of every character arising from operations (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Operator) and to proceed with all due dispatch and diligence to contest or discharge any lien that is filed;

(4)

to account to the Participants for all contributions to Expenditures and Operating

Costs;

(5)

to maintain true and correct books, accounts and records of operations hereunder and to prepare and deliver to the Participants audited financial statements of the joint venture within 120 days following the end of each Operating Year;

(6)

to permit the Participants, at their own expense, to inspect, take abstracts from or audit any or all of the records and accounts referred to in subparagraph (e) hereof on reasonable notice and during normal business hours;

(7)

to obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance;

(8)

to permit the Participants and their representative appointed in writing, at their own expense and risk, access to the Property and to all data derived from carrying out work thereon, on reasonable notice and without undue disruption of the work and operations of the Operator hereunder;

(9)

to arrange for and maintain workers' compensation or equivalent coverage for all eligible employees engaged by the Operator in accordance with local statutory requirements;

(10)

to perform its duties and obligations in a manner consistent with good exploration and mining practices;

(11)

to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken on behalf of the parties in the Operator's name;

(12)

to employ such experts and employees as the Operator deems necessary;

(m)

to comply with fiscal and other laws of Tanzania.

3.4

If the Operator fails to perform in a manner that is consistent with good mining practice or fails to perform in a manner consistent with its duties and responsibilities under this Agreement, or is adjudged to be bankrupt or insolvent or a receiver is appointed for its business and assets, then the other Participant may give to the Operator written notice setting forth particulars of the Operator's default.  The Operator will within 30 days of receipt of such notice commence to remedy the default.  Failure of the Operator to commence to remedy the default within such 30-day period or (except in the case of an adjudication of bankruptcy or insolvency) within 30 days after a final determination of default has been made, (and thereafter to proceed continuously and diligently to complete all required remedial action) will be grounds for termination of the Operator's appointment; provided that no steps will be taken to remove or replace the Operator in such circumstances while the

            Operator is contesting in good faith the alleged default.  On any termination of the Operator's appointment hereunder, the other Participant will appoint another party (which may be the Participant) who consents, as Operator upon the terms hereof.

3.5

Upon ceasing to be Operator, the former Operator will forthwith deliver to the new Operator custody of all Assets and any books and records pertaining to the Assets which it prepared or maintained in its capacity as Operator.  The new Operator will assume all of the rights, responsibilities, duties, and status of the previous Operator as provided in this Agreement.  The new Operator will have no obligation to hire any of the employees of the former Operator.

3.6

If the Operator resigns or is removed and no other party consents to act as Operator, the joint venture hereunder will be terminated and, subject to applicable laws, the Assets will be liquidated or sold and the Assets or proceeds from the sale thereof distributed to the Participants, net of liabilities hereunder or related thereto, in accordance with their Participating Interests.  Each Participant will be responsible for its Cost Share of all costs and expenses related to such termination and liquidation.  The party which was the Operator may, if it consents to act, continue to act as Operator to effect such termination and liquidation and it will have a lien on the Participants' respective Participating Interests in the Assets and any proceeds therefrom as security for their respective Cost Shares of all costs, expenses and other liabilities owing in respect of or as of the date of such termination.

3.7

Subject to paragraph 3.8, each Participant will indemnify and save the Operator harmless from and against any loss, liability, claim, demand, damage, expense, injury and death (including, without limiting the generality of the foregoing, legal fees) resulting from any acts or omissions of the Operator or its officers, employees or agents.

3.8

Notwithstanding paragraph 3.7, the Operator will not be indemnified nor held harmless by any of the Participants for any loss, liability, claim, demand, damage, expense, injury or death (including, without limiting the generality of the foregoing, legal fees) resulting from the gross negligence or wilful misconduct of the Operator or its officers, employees or agents.

3.9

An act or omission of the Operator or its officers, employees or agents done or omitted to be done:

(a)

at the direction, or within the scope of the direction, of the Management Committee;

(b)

with the concurrence of the Management Committee; or

(c)

unilaterally and in good faith by the Operator to protect life, limb or property;

shall be deemed not to be gross negligence or wilful misconduct.

3.10

The obligation of a Participant to indemnify and save the Operator harmless pursuant to paragraph 3.7 will be in proportion to its Participating Interest as at the date that the loss, liability, claim, demand, damage, expense, injury or death occurred or arose.

3.11

The Operator will not be liable to any Participant nor shall any Participant be liable to the Operator, in contract, tort or otherwise, for special or consequential damages, including, without limiting the generality of the foregoing, loss of profits or revenues.

3.12

If the Operator contracts on behalf of the Participants with any Associate or Affiliate of the Operator or the Nominee for the processing of any material which is from the Property through any plant or other processing facilities located on the Bulyanhulu Project, such contract shall provide that:

(a)

the operating costs of such plant or other processing facilities and the depreciation charges for the same charged to the Participants under the contract shall be:

(i)

competitive;

(ii)

fairly determined according to the relative use of the plant or other processing facilities to process material which is from the Property compared to use of the same to process material which is not from the Property;

and the allocation and apportionment of such costs and charges shall otherwise be in accordance with generally accepted practices in the mining industry;

(b)

all sampling, measuring, analysing, weighing and assaying pertaining to the material from the Property shall be conducted in accordance with procedures generally accepted in the mining industry and in accordance with good mining practice;

(c)

all financial records and statements prepared pursuant to such contract shall be prepared in accordance with generally accepted accounting principles consistently applied and that such financial records and statements shall be audited no less than annually;

and shall otherwise be on the terms and conditions usually contained in the similar arrangements in  the mining industry generally known as custom milling contracts.

3.13

If [Designated Subsidiary] does not agree that the terms and conditions of any contract proposed or made by the Operator pursuant to paragraph 3.12 comply with the stipulations of that paragraph, [Designated Subsidiary ] may submit the matter to arbitration in accordance with Article 12 for determination of that question and for any and all related  determinations, including amendments which should be made to the contract to meet the said stipulations and any consequent monetary adjustments necessary between the Participants..

END OF ARTICLE 3

ARTICLE    4

EXPENDITURES, OPERATING PLANS AND OPERATING COSTS

4.1

The Operator will, on or before the 15th day of each month prior to the commencement of Production, submit to the Participants a detailed statement of Expenditures which the Operator estimates will be incurred to the end of the next month (taking into account any current cash shortfall or surplus) and, within 15 days after receipt of such statement, subject to the availability of the proceeds of Financing and subject to availability of the proceeds of loans to the Designated Subsidiary under subsection 20(i) of the Head Agreement, the Participants will pay to the Operator its respective Cost Share of such amount.

4.2

Following the day on which Production commences the Operator will, subject to the direction of the Management Committee concerning those matters described in paragraph 5.7, on or before the 15th day of each month, submit to the Participants a detailed statement of Operating Costs which the Operator estimates will be incurred to the end of the next month (taking into account any current cash shortfall or surplus) and, within 15 days after receipt of such statement, each Participant will pay to the Operator its respective Cost Share thereof.

4.3

If any Participant (for the purposes hereof a "Defaulting Participant") fails to pay all or any part of the amounts properly payable by it pursuant to paragraphs 4.1 or 4.2, the other Participant will be entitled to pay all or a portion of the unpaid share of the Defaulting Participant.  If the other Participant declines to pay all of such unpaid share, the Operator will be entitled to pay the unpaid share (or remainder thereof) of the Defaulting Participant.  If the other Participant and/or the Operator pays such unpaid share, then they or it will be entitled to recover the amount so paid and the provisions of paragraph 6.4 will apply.  Any amount in default shall bear interest from the date such amount was due at a per annum rate equal to the LIBOR Rate plus 5% per annum which shall be paid to the Operator for the accounts of the non-defaulting Participant or Operator who paid such unpaid shares.

4.4

At least 90 days prior to the date that the Operator anticipates that Production will commence, the Operator will propose and deliver to the Participants an Operating Plan for the portion of the Operating Year remaining from (and including) the month in which Production commences.  Subsequently, at least 90 days before the commencement of each succeeding Operating Year, the Operator will propose an Operating Plan for such succeeding Operating Year.  Within 30 days of delivery of a proposed Operating Plan hereunder, a meeting of the Management Committee will be convened to review, amend (if deemed appropriate) and approve same.

4.5

Except as herein provided, the Operator will have the power and authority to deviate from or make modifications to the Operating Plan from time to time, in accordance with good mining and engineering practice.  If it appears to the Operator that Operating Cost overruns will result in costs exceeding by more than 15% the estimated Operating Costs under an Operating Plan, the Operator will give notice to the Participants of the anticipated overruns and the reasons therefor and will propose an amendment to the Operating Plan with respect thereto.  Within 30 days of delivery of such notice, a meeting of the Management Committee will be convened to review, amend (if deemed appropriate) and approve same.

4.6

In the event that a proposed Operating Plan or amendment thereto is not approved by the Management Committee as hereinbefore provided, the Operator may submit such matter to arbitration in accordance with Article 12, to determine if the proposed Operating Plan is in keeping with good mining practice.  Pending the outcome of such arbitration, the Operator may continue to Operate the Property as a mine on behalf of the Participants, based as closely as practicable on the most recently approved Operating Plan, and notwithstanding that such operations may be carried over to a subsequent Operating Year.

END OF ARTICLE 4

ARTICLE   5

MANAGEMENT COMMITTEE

5.1

The Participants will, as soon as is practicable after the date on which Production commences, establish a Management Committee which will manage and direct the business and affairs of the joint venture thereafter.  Each Participant will be entitled to one member on the Management Committee.

5.2

A Participant may from time to time revoke in writing the appointment of its member to the Management Committee and appoint in writing another in his place.  A Participant may from time to time in writing appoint one alternate member for any member theretofore appointed by such Participant.  Alternate members may attend meetings of the Management Committee and, in the absence of the member, his alternate may vote and otherwise act in the place and stead of a member.  Whenever any member or alternate member votes or acts, his votes or actions will for all purposes of this Agreement be considered the actions of the Participant whom he represents.

5.3

The Participants will give written notice to each other from time to time as to names, addresses and telephone, telex and telefax numbers of their respective members and alternates on the Management Committee.  All meetings of the Management Committee will be held in Toronto, Ontario, unless all members of the Management Committee agree otherwise and any member of the Management Committee may call a meeting at any time by giving fourteen (14) days' notice to the other members of the time and place of such meeting and the general nature of the business to be conducted, but no Participant other than the Operator will be entitled to call a meeting less than three months after the date of the last meeting of the Management Committee.  Any member of the Management Committee, or his alternate, may waive in writing the giving of such notice before or after such meeting.  Otherwise, the giving of notices under this Article 5 will be governed by Article 13.

5.4

Any resolution in writing signed by all members of the Management Committee in one or more counterparts will be as valid and binding as if passed at a meeting of the Management Committee duly called and constituted.

5.5

Except as herein set out, each member of the Management Committee or his alternate will have a number of votes equal in number to the Participating Interest held by the Participant he represents.  Except as herein set out, a quorum for any meeting shall be a member or members representing a Participant or Participants whose Participating Interest or  Participating Interests aggregate in excess of 60%.  If a quorum is not present within thirty minutes after the time fixed for holding any such meeting, the meeting will be adjourned to the same day in the next week (unless such day is a non-business day in which case it will be adjourned to the next following business day) at the same time and place, provided not less than four business days' notice of the time and place of the adjourned meeting is delivered to each member of the Management Committee.  At the adjourned meeting, the members or alternate members present in person (which may be only one person) will form a quorum and may transact the business for which them meeting was originally convened.

5.6

The Management Committee will decide all matters coming before it by the affirmative vote of a majority of the votes entitled to be cast by members.  The Operator will have an additional or casting vote in the case of an equality of votes on any matter other than a matter referred to in paragraph 5.7.

5.7

Notwithstanding the provisions of paragraph 5.6, a decision as to any of the following matters will require the agreement or affirmative vote of greater than 60% of the Participating Interests under this Agreement; provided, however, that for the limited purposes of a vote as to any of the matters referred to in subparagraphs (a), (b), (c), (e), (h) and (i) hereof, the Participating Interests under this Agreement will exclude the Participating Interest of any Participant then in default hereunder:

(1)

the voluntary suspension of operations, following commencement of Production, for more than 30 days in any 12-month period or the permanent shutdown of the Facilities;

(2)

capital expenditure items, following the commencement of Production, requiring aggregate expenditures in excess of $3,000,000 in any one calendar year;

(3)

an exploration or development program, following the commencement of Production, requiring aggregate expenditures in excess of $2,000,000 in any one calendar year;

(4)

the terms of engagement of the Operator, other than the agreed upon charges referred to in the definitions of Expenditures and Operating Costs;

(5)

the abandonment, sale or other disposition following the commencement of Production of any Asset or series of related Assets having an aggregate fair market value in excess of $5,000,000;

(6)

any decision to act or not to act which would breach any licence or instrument or agreement under which title to the Property or any of the Assets is held;

(7)

the entry into any contract or commitment by the Operator with itself or an Associated Company which is not accompanied by evidence of the competitive nature of the pricing thereof;

(8)

the settlement of any lawsuit, claim or demand involving an aggregate amount or value exceeding $2,000,000; and

(9)

following a suspension of operations under subparagraph (a) hereof, the resumption of operations.

If approval under this Section is not given for a decision then the decision shall not be implemented, provided that the Operator may submit such matter to arbitration in accordance with Article 12 to determine whether the decision is in keeping with mining industry standards and good mining practice.  The Operator may implement the decision if the arbitration finds it to be in keeping with mining industry standards and good mining practice.

5.8

The Management Committee will appoint a Secretary (who need not be a member of the Management Committee) to keep a record of the meetings of the Management Committee.  Each Participant will have the right to examine and take extracts of all records of the Management Committee (which will be maintained by the Operator), at reasonable times and on reasonable notice at the Operator's offices during regular business hours.

5.9

Following authorization of any program under Section 5.7, the Operator may require letters of credit or other security from the Participants to secure the advance by the Participants of their respective shares of the funds which will be required pursuant to the authorization.

END OF ARTICLE 5

 Tanrange JVA

Final

ARTICLE   6

DISPOSITION OF PRODUCTION

6.1

For any period after the commencement of Production, each Participant will, subject to the Head Agreement, Article 11 hereof, any contracts for the sale of Mineral Products previously made and the terms of this Article, take in kind and separately dispose of its share (in proportion to its respective Participating Interest) of Mineral Products and the Operator shall take all reasonable steps to equalize the quality of Mineral Products taken in kind by the Participants.  However, if agreed by the Participants, each Participant may, from time to time, appoint the Operator as its sole marketing agent to sell and dispose of its share of Mineral Products, and upon completing any such sale and disposition on behalf of a Participant, the Operator will, subject to the Head Agreement, Article 11 hereof and the terms of this Article, remit to such Participant its respective share of the proceeds.

6.2

For the purposes of calculating the proceeds of Mineral Products distributable to, or for credit to, a Participant in respect of Mineral Products sold by the Operator for a Participant pursuant to paragraph 6.1, 6.3 or 6.4, each Participant's share of Mineral Products will be valued and accounted for as of the time of delivery to or settlement with the purchaser or purchasers thereof, (whether or not  such purchaser or purchasers are Affiliates or Associated Companies of a Participant), and at the prices paid by such purchaser or purchasers, less of all costs of or related to the marketing thereof, including, without limitation:

(1)

all costs of storage and transportation, including insurance;

(2)

all commissions and discounts;

(3)

such reasonable charge for marketing Mineral Products as is consistent with generally accepted industry marketing practices; and

(4)

all taxes (other than income taxes), royalties or other charges or imposts provided for pursuant to any law or legal obligation imposed by any government if paid by the Operator for the account of such Participant in connection with the disposition of Mineral Products hereunder, provided that the 3% Net Smelter Royalty due to the Government of Tanzania and any other payments to the Government in the form of royalties or interests in the Property shall be the sole responsibility of [Nominee] for so long as [Nominee] is a Participant.

6.3

Subject to paragraph 6.2 and to the Head Agreement, distributions of Mineral Products in kind or of the proceeds from the sale thereof will be made from time to time as follows:

(1)

at the time of each distribution the [Nominee] and [Designated Subsidiary] will receive Mineral Products in kind valued in accordance with paragraph 6.6, or proceeds from the sale thereof calculated in accordance with paragraph 6.2, equal to the then balance of  unrecovered Operating Costs, each according to its proportionate share of total unrecovered Operating Costs; and

(2)

thereafter, subject to any liens hereunder and to the terms of any contracts for the sale of Mineral Products previously made, the Mineral Products, or the proceeds from the sale thereof, shall be distributed in accordance with the Participating Interests.

6.4

If the Operator or a Participant makes any payment on behalf of a Defaulting Participant pursuant to paragraph 4.3, it will have the prior and preferred right to receive all distributions under paragraph 6.3 to the Defaulting Participant in the form of Mineral Products valued in accordance with paragraph 6.6, or proceeds from the sale thereof calculated in accordance with paragraph 6.2, until the Operator or such Participant has received Mineral Products in kind of a value or proceeds from the sale thereof equal to the amount advanced together with interest at the rate specified in paragraph 4.3, calculated from the date of advance by the Operator or Participant, as the case may be.

6.5

Proceeds from the sale by the Operator of Mineral Products hereunder will be calculated by the Operator separately for each Participant at the end of each calendar month and will be distributed or credited to such Participant in accordance with paragraph 6.3 monthly within 20 days after the end of each such calendar month following payment to the Operator by such Participant of its respective Cost Share of Operating Costs outstanding as at the end of that calendar month.

6.6

If the value of any Mineral Products in kind taken by, or distributed to or for the credit of a Participant is to be determined for any purpose of, or in respect of any matter arising under, this Agreement or the Head Agreement, such value shall be determined with reference only to available spot market prices prevailing for the Mineral Products at the time for which the determination is made, and without regard to any futures market prices, derivatives market prices, hedging or forward sales prices or other onward sales or trading opportunities of any kind or nature which are or may be available for such Mineral Products, or which are in place for or which may be available to the recipient of such Mineral Products.

6.7

The records relating to Mineral Products taken in kind or to the calculation of proceeds from the sale thereof may, at the direction of the Management Committee, be audited annually at the end of each Operating Year.  Any adjustments required by such audit will be made forthwith and a copy of the audited statements will be delivered to the Participants.

6.8

Any of the Participants will, at reasonable times and upon reasonable notice in writing to the Operator, have the right to inspect, audit and copy the Operator's accounts and records relating to the accounting for Mineral Products taken in kind or to the determination or calculation of proceeds from the sale thereof for any fiscal year within 12 months following the end of such fiscal year.  All such accounts and records will be deemed to be correct and accurate unless questioned by a Participant within 12 months following the end of the fiscal year to which the accounts relate.  The Participants will make all reasonable efforts to conduct audits in a manner which will result in a minimum of inconvenience to the Operator.

6.9

Each quarter, the Operator shall notify the Participants of the amount of Mineral Products which the Operator anticipates will be available for delivery during that quarter, and, notwithstanding Subsection 20(j)(v) of the Head Agreement, at any time and from time to time when Mineral Products otherwise due to [Designated Subsidiary] under this Agreement are actually available and are to be delivered to the Subscriber or Affiliate under Subsection 20(j)(v) of the Head Agreement, the Operator shall notify [Designated Subsidiary] in writing and [Designated Subsidiary] shall have the right to pay the value thereof, determined in accordance with paragraph 6.6 of this Agreement, in cash, to the Operator within three Business Days of such notice, to be applied in reduction of the amounts outstanding in respect of the advances under Subsection 20(j) of the Head Agreement, against which payment the Operator shall deliver such Mineral Products to [Designated Subsidiary], and failing which payment, the Operator shall proceed with the delivery under Subsection 20(j)(v) of the Head Agreement.

6.10

During the repayment under Subsection 20(k) of the Head Agreement, but subject always to any prior contract properly made on behalf of either or both Participants for the sale of its or their respective shares of Mineral Products, each Participant shall have the right to pay, in cash, to the Operator within three Business Days of the Operator=s notice that Mineral Products will otherwise be sold by the Operator, the value of its share of the Mineral Products which the Operate proposes to sell, such value determined in accordance with paragraph 6.6 of this Agreement, against which payment the Operator shall deliver such Mineral Products to that Participant, and failing which payment the Operator shall proceed with the proposed sale.

END OF ARTICLE 6

ARTICLE   7

CONFIDENTIAL INFORMATION

7.1

Each party agrees that all information obtained hereunder shall be the exclusive property of the parties and shall not be publicly disclosed or used other than for the activities contemplated hereunder, except as required by law or by the rules and regulations of any stock exchange or regulatory authority having jurisdiction, or with the written consent of the other parties, such consent not to be unreasonably withheld.

7.2

Consent to disclosure of information pursuant to paragraph 7.1 shall not be unreasonably withheld where a party wishes to disclose any such information to a third party for the purpose of arranging financing for its contributions hereunder or otherwise or for the purpose of selling its Participating Interest in the Assets, provided that such third party gives its undertaking to the Participants that any such information not theretofore publicly disclosed shall be kept confidential.

7.3

No party shall be liable to the others for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

7.4

The provisions of the Article 7 do not apply to information which is or becomes part of the public domain other than through a breach of the terms hereof.

7.5

Where a request is made for permission to disclose confidential information hereunder, the other parties shall reply within two (2) Business Days of receipt of same, failing which a party shall be deemed to have consented to the disclosure requested.

7.6

Each Participant  will consult with the other prior to issuing any press release or other public statement regarding the Property or the activities of the Participants with respect thereto and each shall provide to the other a copy of any such press release or other public statement prior to the publication of the same for the consent of such other, which consent will not be unreasonably withheld or delayed. [Designated Subsidiary] will not issue any press release or other public statement using [Nominee's] name or the names of any of the officers, directors or employees of  [Nominee] or its Affiliates or Associated Companies without actual prior approval from [Nominee].

END OF ARTICLE 7

ARTICLE   8

RESTRICTIONS ON ALIENATION

8.1

Except in accordance with this Agreement no party will transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate any or all of its Participating Interest or transfer or assign any of its rights under this Agreement.

8.2

A party will not sell any of its Participating Interest or transfer or assign any of its rights under this Agreement except:

(1)

in its entirety;

(2)

pursuant to an agreement in which the consideration is expressed only in lawful money of Canada;

(3)

as a single transaction not directly or indirectly part of some other sale or purchase or agreement for any additional consideration of any nature whatsoever; and

(4)

when there is no default of any of the covenants and agreements herein contained by such party.

8.3

Nothing in this Article 8, will prevent:

(1)

a sale, transfer or assignment by [Designated Subsidiary] or [Nominee] of all of its Participating Interest or a sale, transfer or assignment of all its rights under this Agreement to an Affiliate or to an Associated Company, provided that such Affiliate or Associated Company, as the case may be, first assumes and agrees to be bound by the terms of this Agreement and further provided that the transfer shall require that if the Affiliate or Associated Company ceases to be such within two years of the date of transfer, the Participating Interest transferred shall be:

(1)

retransferred to the transferor; or

(2)

offered to the other Participants at its fair value, as agreed between the Offeror and the Participants, or, failing agreement, as determined by arbitration to be its fair value;

(2)

a joint disposition of the Property or all or any part of the other assets constituting any part of the Assets to a third party by all the parties;

(3)

an amalgamation or corporate reorganization involving a party hereto which has the effect in law of the amalgamated or surviving corporation possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor corporation; or

(4)

a sale, forfeiture, charge, withdrawal, transfer or other disposition or encumbrance which is otherwise specifically required or permitted under this Agreement.

8.4

Subject to the foregoing, any party (in this Article 8 called the "Offeror") intending to sell its Participating Interest or transfer or assign its rights under this Agreement will first give notice in writing to the other party (in this Article 8 called the "Offeree") of such intention together with the terms and conditions on which the Offeror intends to sell its Participating Interest or transfer or assign it rights under this Agreement.

8.5

If any party (in this Article 8 also called the "Offeror") receives any offer to purchase its Participating Interest or its rights under this Agreement which it intends to accept, the Offeror will not accept the same unless and until the Offeror has first offered to sell such Participating Interest or rights to the other party (in this Article 8 also called the "Offeree") on the same terms and conditions as in the offer received and the same has not been accepted by the Offeree in accordance with paragraph 8.7.

8.6

Any communication of an intention to sell pursuant to paragraphs 8.4 or 8.5 (the "Offer") will be in writing delivered in accordance with Article 13 and will:

(1)

set out fully and clearly all of the terms and conditions of any intended sale;

(2)

if it is made pursuant to paragraph 8.5, include a true copy of the offer received; and

(3)

if it is made pursuant to paragraph 8.5, clearly identify the offering party and include such information as is known by the Offeror about such offering party;

and such communication will be deemed to constitute an Offer by the Offeror to the Offeree to sell the Offeror's Participating Interest or transfer or assign its rights under this Agreement to the Offeree on the terms and conditions set out in such Offer.

8.7

Any Offer made as contemplated in paragraph 8.6 will be open for acceptance by the Offeree for a period of ninety (90) days from the date of receipt by the Offeree.

8.8

If the Offeree accepts the Offer within the time provided in paragraph 8.7, then such acceptance will constitute a binding agreement of purchase and sale between the Offeror and the Offeree for the Offeror's Participating Interest or rights  under this Agreement on the terms and conditions set out in the Offer.

8.9

If the Offeree does not accept the Offer within the time limited, the Offeror may complete the sale of its Participating Interest or its rights under this Agreement on terms and conditions no more favourable to the buyer thereof than those that were set out in the Offer and, where applicable, only to the party making the original offer to the Offeror as contemplated in paragraph 8.5, and in any event such sale will be completed within ninety (90) days from the expiration of the right of the Offeree to accept such Offer or the Offeror must again comply with the provisions of this Article 8.

8.10

Following an Offer under paragraph 8.6, no other Offer may be made by the Offeror unless and until the ninety (90) day period referred to in paragraph 8.9 has expired and no sale of the Offeror's Participating Interest or rights has been completed in accordance with the terms of the first-mentioned Offer.

8.11

If a party which is the Operator sells its Participating Interest or transfers or assigns its rights under this Agreement to a third party, its rights and obligations as Operator under this Agreement will be included in such sale only if the third party is capable of assuming and performing the duties and obligations of the Operator imposed under this Agreement and the consent of all parties to this Agreement is first had and obtained, such consent not to be unreasonably withheld.

8.12

No sale by a party of its Participating Interest or of its rights under this Agreement will be completed unless the purchaser enters into an agreement with the remaining party pursuant to which it agrees not to sell, transfer or assign the acquired Participating Interest except in accordance with the terms of this Article 8.

END OF ARTICLE 8

ARTICLE   9

ENCUMBRANCES AND PARTITION

9.1

Except as hereinafter provided, a Participant will not encumber or suffer to exist any lien, charge or encumbrance on its Participating Interest.

9.2

Notwithstanding the provisions of paragraph 9.1, each of [Nominee] and [Designated Subsidiary] will mortgage, charge or otherwise encumber the whole or any part of its respective Participating Interest as may be required by the Subscriber (as defined in the Head Agreement) or [Nominee] to secure a Financing or to support any borrowing required to fund the placing of the Property into Production provided that subject to provisions for prior repayment of such Financing or borrowing, and subject as otherwise herein or in the Head Agreement provided, they may do so for their own corporate purposes, but only upon the condition that the holder of such encumbrance, (hereinafter called the "Chargee"), first enters into a written agreement with them in form satisfactory to counsel for each of them, binding upon the Chargee, to the effect that:

(1)

the Chargee will not enter into possession or institute any proceedings for foreclosure or partition of the encumbering party's Participating Interest and that such encumbrance will be subject to the provisions of this Agreement including, without limitation, the provisions of Articles 6 and 11; and

(2)

the Chargee's remedies under the encumbrance will be limited to the sale of the whole, (but only of the whole), of the encumbering party's Participating Interests to the other Participants, provided that if the other Participants do not buy the same, the Chargee may sell the same:

(1)

at a public auction to be held after 90 days' prior notice to the other Participants but with a reserve price and terms no more favourable to a third party than those most recently offered to and declined by the other Participants pursuant to this Section, or

(2)

by private sale subject to the right of first refusal in the Agreement,

such sale to be subject to the purchaser entering into a written agreement with the other Participant, whereby such purchaser assumes all obligations of the encumbering Participant under the terms of this Agreement.

9.3

Each party hereto hereby waives its right to seek partition of the Property or any part thereof.

9.4

A party hereto will not have authority to act for or assume any obligations or liabilities on behalf of the other party except such as are previously authorized pursuant to and in accordance with the terms of this Agreement, and each party will indemnify and hold the other part, and its officers, employees and agents, harmless from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of any obligations by it done or undertaken on behalf of the other party other than as provided herein.

END OF ARTICLE 9

ARTICLE   10

VOLUNTARY WITHDRAWAL

10.1

Prior to the date on which a decision to place the Property into Production is made any Participant will have the right to voluntarily withdraw under this Agreement and terminate its Participating Interest and rights under this Agreement by giving written notice of such withdrawal to the other Participant, which notice will indicate an effective date for such withdrawal and termination not less than 90 days after the date of such notice.  In the case of such voluntary withdrawal, all of the rights and obligations of the withdrawing Participant under this Agreement will terminate as of the date of the giving of notice of such withdrawal and all its Participating Interest will be deemed to have been transferred to the other Participant but the withdrawing Participant will:

(1)

remain liable for all amounts chargeable to it as at the date of the withdrawal as well as its share of all other liabilities and obligations incurred hereunder up to such date;

(2)

secure to the satisfaction of the other Participant its Cost Share of the costs of reclamation of the surface lands comprised in the Property as estimated at the time of withdrawal in accordance with the requirements of any governmental, regulatory or other body having jurisdiction;

(3)

remain obligated to execute and deliver such instruments as may abe necessary to formally effect the transfer of its Participating Interest to the other Participant; and

(4)

remain obligated under Article 7 for a period of 2 years following such withdrawal.

10.2

Upon receipt of a notice of withdrawal pursuant to paragraph 10.1, the other Participant may elect, within the said 90-day period, to join in the voluntary withdrawal, in which event the joint venture will be terminated and Assets liquidated and the provisions of paragraph 3.6 will apply with respect thereto, mutatis mutandis.

END OF ARTICLE 10

ARTICLE   11

OPERATOR'S LIEN

11.1

In addition to any lien, charge or security interest (collectively in this Agreement called a "lien") to which the Operator may be entitled by law, including any provided for elsewhere in this Agreement, each Participant does hereby mortgage, charge, assign and grant a security interest to and in favour of the Operator in:

(1)

the undivided share of Mineral Products owned or to be owned by such Participant;

(2)

the Participating Interest of such Participant; and

(3)

all personal property in any form derived directly or indirectly from any dealing with or comprised in or related to the collateral described in subparagraphs (a) and (b), or the proceeds therefrom, including insurance proceeds and any other payment representing indemnity or compensation for loss of or damage thereto or the proceeds therefrom, as security for:

(4)

an amount equal to any amount paid or advanced by the Operator pursuant to paragraph 4.3, together with interest thereon at the rate and calculated in the manner specified in paragraph 4.3;

(5)

their respective shares of the costs of a termination and liquidation under paragraph 3.6 or 10.2; and

(6)

a withdrawing Participant's obligations under subparagraphs 10.1(a) and (b).

11.2

Such lien in respect of a Participant who is in default of one or more of its obligations as specified in paragraph 11.1 (in this Article 11 a "Defaulting Participant") may be enforced by the Operator against the Defaulting Participant by any one or more of the following, provided that it has first given the Defaulting Participant notice of the default and, at the expiration of 30 days from the date of giving such notice, the default described therein has not been cured:

(1)

the sale or lease (either to one or more of the other Participants, or to a third party, but subject to Article 8, save and except for paragraph 8.2) of all or part of the Participating Interest of the Defaulting Participant for cash or on credit or partly for cash and partly on credit;

(2)

the sale of the Defaulting Participant's share of Mineral Products for cash or on credit or partly for cash and partly on credit, such credit to be on the terms no less favourable than those on which the Operator, acting in good faith, sells its own Mineral Products, and it is expressly acknowledged that the Operator is justified in offering discounts and other pricing and payment concessions to secure a buyer's longer term commitment to buy, or to secure other benefits from buyers;

(3)

the collection and/or retention of receipts due to the Defaulting Participant from the sale of Mineral Products or any other Assets and the application of the receipts so collected to the obligations, amounts and costs referred to in subparagraphs 11.1(d) to (f), inclusive, or

(4)

without restricting the provisions of subparagraphs (a), (b) and (c), the exercise by the Operator of any other rights and remedies available at law or in equity, which may be exercised in the alternative, concurrently or cumulatively.

In the case of the sale of the Defaulting Participant's Participating Interest or the sale of Mineral Products pursuant to subparagraphs (a) and (b) respectively, the Defaulting Participant will execute and deliver to the purchaser on demand any instrument reasonably necessary to confirm to the purchaser the title to the property so sold and the Operator is hereby irrevocably authorized by each Participant to execute on its behalf and in its name any such confirmatory instrument.

11.3

The security interest hereby granted by each Participant to the Operator will in no way hinder or prevent a Participant, at any time or from time to time until the security interest hereby constituted will have become enforceable pursuant to the provisions of paragraph 11.1, from:

(1)

selling, assigning, transferring, conveying or otherwise disposing of all or any part of its Mineral Products, free from such security interest, in the ordinary course of, and for the purpose of carrying on, its business;

(2)

selling, assigning, conveying, transferring or otherwise disposing of all or an undivided part of its Participating Interest in accordance with the provisions of Article 8;

(3)

subject always to compliance with the provisions of Article 9, entering into a security agreement in accordance with that Article;

provided that any such action is not in breach of any provision of this Agreement and further provided that, unless other security is given which is acceptable to the Operator, acting reasonably, any forward commitment is subject always to the Operator's lien, whether or not the Participant has received any advance payment.

11.4

If a Participant other than the Operator makes a payment on behalf of a Defaulting Participant pursuant to paragraph 4.3 such first named Participant will have a lien to secure repayment of the same on the Defaulting Participant's Participating Interest, the right of the Defaulting Participant to receive either Mineral Products in kind or proceeds from the sale thereof or from the sale of any other Assets, the interest of the Defaulting Participant in any contracts for the sale of Mineral Products or other Assets, and on Mineral Products to be received in kind by the Defaulting Participant, and all amounts paid or advanced by such first named Participant pursuant to paragraph 4.3, shall bear interest thereon at the rate specified in paragraph 4.3, calculated from the dates the same are paid or advanced.

The lien under this paragraph 11.4 will rank pari passu with the Operator's lien under paragraph 11.1 insofar as it secures amounts referred to in subparagraph 11.1(d) and subordinate to the lien of the Operator insofar as it secures amounts referred to in subparagraphs 11.1(e) or (f) and the provisions of paragraphs 11.2 and 11.3 will apply with respect thereto mutatis mutandis.

END OF ARTICLE 11

ARTICLE   12

ARBITRATION

12.1

Any matter required or permitted to be referred to arbitration pursuant to paragraph 3.13, 4.6, 5.7 or 8.3 will be determined by a single arbitrator to be appointed by the parties hereto.

12.2

Any party may refer any such matter to arbitration by written notice to the others and, within ten (10) days after receipt of such notice, the parties will agree on the appointment of an arbitrator.  No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act.

12.3

If the parties cannot agree on a single arbitrator as provided in paragraph 12.2, or if the person appointed is unwilling or unable to act, either party may submit the matter to arbitration (before a single arbitrator) in accordance with the Commercial Arbitration Act of the Province of Ontario (the "Act").

12.4

The arbitrator shall be a member in good standing of the Ontario Society of Professional Engineers.

12.5

Except as specifically provided in this Article 12, an arbitration hereunder will be conducted in accordance with the Act.  The arbitrator will fix a time and place in Toronto, Ontario, for the purpose of hearing the evidence and representations of the parties and he will preside over the arbitration and determine all questions of procedure not provided for under the Act or this Article 12.  After hearing any evidence and representations that the parties may submit, the arbitrator will make an award and reduce the same to writing and deliver one copy thereof to each of the parties.  The decision of the arbitrator will be made within 45 days after his appointment, subject to any reasonable delay due to unforeseen circumstances.  The expense of the arbitration will be paid as specified in the award.  The parties agree that the award of the single arbitrator will be final and binding upon each of them.

END OF ARTICLE 12

ARTICLE   13

NOTICE

13.1

Any notice, direction or other communication required or permitted to be given under this Agreement will be in writing and may be given by the delivery of the same or by mailing the same (first class postage prepaid) or by sending the same by telex, facsimile transfer or other similar form of telecommunication, in each case addressed as follows:

(1)

If to the [Nominee] at:

!

Attention:

!

Fax:

!

with a copy to:

BARRICK GOLD CORPORATION

Royal Bank Plaza

Suite 2700 - P.O. Box 119

200 Bay Street

Toronto, Ontario   M5J 2J3

Fax Number: (416) 861-2492

(2)

If to [Designated Subsidiary] at:

!

Attention:

!

Fax:

!

with a copy to:

Tan Range Exploration Corporation

Suite 1730 - 355 Burrard Street

Vancouver, B.C.  V6C 2G8

Fax Number: (604) 669-8915

13.2

Any notice, direction or other communication aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, if mailed, will e deemed to have been given and received on the fourth Business Day following the day of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and, if sent by telex, facsimile transfer or other similar form of telecommunication, will be deemed to have been given or received on the next Business Day following the day on which it was so sent.

13.3

Any party may at any time give to any other party notice in writing of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

END OF ARTICLE 13

ARTICLE   14

FORCE MAJEURE

14.1

No party will be liable for its failure to perform any of its obligations under this Agreement due to cause beyond its control (an "Intervening Event") (except those caused by its own lack of funds) including, but not limited to:  acts of God, war, insurrection, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any court or governmental authority, actions by third parties claiming an interest in the Property, non-availability of materials or transportation or actions of securities regulatory bodies and stock exchange or any limitation on the free exchange of currency in which the Property is located and any restriction on export from that country of minerals to be produced from the Property if such limitation on exchange or restriction on import demonstrably affects:

(1)

the viability of the project;

(2)

the ability of the Participants to service debt or repatriate profits;

and it is recognized that normal withholding taxes shall not constitute a limitation on the exchange of currency.

14.2

All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in this Article 14.

14.3

A party relying on the provisions of this Article 14 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted court or governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

14.4

A party relying on this Article 14 will give notice to the other party forthwith upon the occurrence of the Intervening Event and forthwith after the end of the period of delay when such Intervening Event has been eliminated or rectified.

END OF ARTICLE 14

ARTICLE   15

DEFAULT

15.1

Except as otherwise provided in this Agreement, if any party (a "Defaulting Party") is in default of any requirement herein set forth, the other party may give written notice to the Defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement unless, within ninety (90) days after the giving of notice of default by the other party, the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance and is proceeding to do so without undue delay and, if the Defaulting Party fails to take reasonable steps to cure any such default or, having done so, fails to proceed without undue delay in curing the default, the other party will be entitled to seek any remedy it may have on account of such default.

END OF ARTICLE 15

ARTICLE 16

GENERAL PROVISIONS

16.1

Entire Agreement:  This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

16.2

Waiver:  No consent or waiver, express or implied, by any party to or of any breach or default by any other party of any or all of its obligations under this Agreement will:

(1)

be valid unless it is in writing and stated to be a consent or waiver hereunder;

(2)

be relied upon as a consent or waiver to or of any other breach or default of the same or any other obligation;

(3)

constitute a general waiver under this Agreement; or

(4)

eliminate or modify the need for a specific consent or waiver in any other or subsequent instance.

16.3

Further Assurances:  The parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

16.4

Manner of Payment:  All payments to be made to any party hereunder may be made by cheque or draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in  Canada as such party may designate from time to time by written notice.  Such bank or banks shall be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

16.5

Termination:  This Agreement shall terminate upon the occurrence of the earliest of:

(5)

the written agreement by the parties to terminate;

(6)

the voluntary withdrawal of one of the parties in accordance with Article 10; or

(7)

the sale, abandonment or liquidation of all of the Assets and the distribution of any proceeds therefrom, net of liabilities, to the joint venture Participants to the extent of their Participating Interests therein.

Such termination will not affect any amount owing, obligation or liability existing or incurred prior to the date of such termination.  In the event that an assignment permitted under this Agreement results in more than two Participants holding a Participating Interest, then a termination will not occur under clause (b) hereof so long as there remains at least two Participants holding a Participating Interest.

16.6

Time of Essence:  Time will be of the essence in the performance of this Agreement.

16.7

Enurement:  This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

16.8

Rule Against Perpetuities:  If any right, power or interest of any party in any property under this Agreement would violate the rule against perpetuities, then such right, power, or interest will terminate at the expiration of 20 years after the death of the last survivor of all the lineal descendants of Her Majesty, Queen Elizabeth II of England, living on the date of execution of this Agreement.

16.9

Remedies:  Each of the Participants agrees that its failure to comply with the covenants and restrictions set out in Articles 7, 8, 9 and 16 would constitute an injury and damage to the other Participant impossible to measure monetarily and, in the event of any such failure, the other Participant will, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining, enjoining or specifically enforcing save in accordance with or as required by the provisions of Articles 7, 8, 9 or 16, as the case may be, and any party intending to breach the provisions of said Articles 7, 8, 9 or 16 hereby waives any defence it might have in law to such injunctive or other equitable relief.

END OF ARTICLE 16

 Tanrange JVA

Final

EXECUTION

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

The Corporate Seal of [Nominee] was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) c/s ) ) )

The Corporate Seal of [Designated Susbidiary] was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) c/s ) ) )